Prospectus Supplement Filed pursuant to Rule 424(b)(3)
Registration No. 333-130251

PROSPECTUS SUPPLEMENT NO. 19
DATED August 19, 2008
(To Prospectus Dated August 7, 2006)

LIQUIDMETAL TECHNOLOGIES, INC.

11,614,322 Shares of Common Stock

This prospectus supplement supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated August 7, 2006, of Liquidmetal Technologies, Inc., as supplemented by Supplement #1, dated August 9, 2006, Supplement #2, dated August 16, 2006, Supplement #3, dated October 12, 2006, Supplement #4, dated October 24, 2006, Supplement #5, dated November 14, 2006, Supplement #6 dated January 4, 2007, Supplement #7 dated March 16, 2007, Supplement #8 dated April 25, 2007, Supplement #9 dated May 15, 2007, Supplement #10 dated June 6, 2007, Supplement #11 dated July 27, 2007, Supplement #12 dated August 14, 2007, Supplement #13 dated September 26, 2007, Supplement #14 dated November 14, 2007, Supplement #15 dated January 15, 2008, Supplement #16, dated February 28, 2008, Supplement #17 dated April 3, 2008 and Supplement #18 dated May 15, 2008.

This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the original Prospectus and Supplements #1, #2, #3, #4, #5, #6, #7, #8, #9, #10, #11, #12, #13, #14, #15, #16, #17 and #18 thereto.  The Prospectus relates to the public sale, from time to time, of up to 11,614,322 shares of our common stock by the selling shareholders identified in the Prospectus.

The information attached to this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, as supplemented. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this prospectus supplement or Prospectus Supplements #1, #2, #3, #4, #5, #6, #7, #8, #9, #10, #11, #12, #13, #14, #15, #16, #17 and #18.

This prospectus supplement includes the attached Quarterly Report on Form 10-Q, as filed by us with the Securities and Exchange Commission on August 19, 2008.

We may amend or supplement the Prospectus, as supplemented, from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement (or the original Prospectus, as previously supplemented) is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 19, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2008

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File No.  001-31332

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0264467
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

30452 Esperanza

Rancho Santa Margarita, CA 92688

(address of principal executive office, zip code)

Registrant’s telephone number, including area code: (949) 635-2100

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for at least the past 90 days.

Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer (as defined in Rule 12b-2 of the Act).  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b 2 of the Exchange Act).  Yes   ☐    No  ☒

As of July 31, 2008, there were 44,726,295 shares of the registrant’s common stock, $0.001 par value, outstanding.

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 10-Q

FOR THE QUARTER ENDED JUNE 30, 2008

FORWARD-LOOKING INFORMATION

Statements in this report concerning the future sales, expenses, profitability, financial resources, product mix, market demand, product development and other statements in this report concerning the future results of operations, financial condition and business of Liquidmetal Technologies, Inc. are “forward-looking” statements as defined in the Securities Act of 1933 and Securities Exchange Act of 1934. Investors are cautioned that the Company’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environment, including competition, need for increased acceptance of products, ability to continue to develop and extend our brand identity, ability to anticipate and adapt to a competitive market, ability to effectively manage rapidly expanding operations, amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure, ability to provide superior customer service, dependence upon key personnel and the like. The Company’s most recent filings with the Securities and Exchange Commission, including Form 10-K, contain additional information concerning many of these risk factors, and copies of these filings are available from the Company upon request and without charge.

PART I

FINANCIAL INFORMATION

Item 1 – Financial Statements

LIQUIDMETAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$214	$1,180
Trade accounts receivables, net of allowance for doubtful accounts of $88 and $89	4,201	5,165
Inventories	1,344	2,298
Prepaid expenses and other current assets	474	708
Total current assets	6,233	9,351
Property, plant and equipment, net	8,751	9,730
Idle equipment	160	178
Other intangibles, net	1,116	1,142
Investment in joint venture	306	306
Other assets	1,582	1,806
Total assets	18,148	22,513

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable and accrued expenses	8,138	8,056
Deferred revenue	287	316
Short-term debt	1,766	2,182
Long-term debt, current portion, net of debt discounts of $2,978 and $838	5,315	6,092
Warrant liabilities	1,187	2,583
Conversion feature liabilities	652	2,083
Other liabilities, current portion	54	398
Total current liabilities	18,137	21,710

Long-term debt, net of current portion and debt discounts of $6,046 and $9,634	14,999	14,588
Other long-term liabilities, net of current portion	290	411
Total liabilities	32,688	36,709

Minority interests	609	384

Shareholders’ deficiency:
Common stock, $0.001 par value; 100,000,000 shares authorized and 44,726,295 issued and outstanding at June 30, 2008 and December 31, 2007	45	45
Additional paid-in capital	139,942	137,293
Accumulated deficit	(157,115)	(154,710)
Accumulated other comprehensive income	1,979	2,792
Total shareholders’ deficiency	(15,149)	(14,580)

Total liabilities and shareholders’ deficiency	$18,148	$22,513

The accompanying notes are an integral part of the condensed consolidated financial statements.

LIQUIDMETAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenue	$5,669	$8,331	$12,437	$13,398
Cost of sales	4,633	7,686	9,534	14,127

Gross profit (loss)	1,036	645	2,903	(729)

Operating expenses
Selling, general, and administrative	1,326	2,495	3,200	5,027
Research and development	278	293	536	556
Total operating expenses	1,604	2,788	3,736	5,583
Loss from operations	(568)	(2,143)	(833)	(6,312)

Loss from extinguishments of debt	—	—	—	(648)
Change in value of warrants, gain	1,290	564	1,396	4,256
Change in value of conversion feature, gain	1,240	1,168	1,462	5,512
Other expense	—	—	(17)	—
Other Income	247	49	247	49
Interest expense	(1,717)	(2,700)	(3,420)	(5,463)
Interest income	1	46	3	107

Income (loss) before minority interest	493	(3,016)	(1,162)	(2,499)

Minority interests	(65)	—	(226)	—

Income (loss) from continuing operations	428	(3,016)	(1,388)	(2,499)

Net income (loss)	428	(3,016)	(1,388)	(2,499)

Other comprehensive income (loss):
Foreign exchange translation (loss) gain	(353)	499	(813)	277
Comprehensive income (loss)	$75	$(2,517)	$(2,201)	$(2,222)

Net income (loss) per share basic and diluted:
Income (loss) per share basic and diluted	$0.01	$(0.07)	$(0.03)	$(0.06)

Number of weighted average shares - basic and diluted	44,726	44,632	44,726	44,778

The accompanying notes are an integral part of the condensed consolidated financial statements.

LIQUIDMETAL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIENCY

For the Three Months Ended June 30, 2008

(in thousands, except per share data)

(unaudited)

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Compre- hensive Income (loss)	Total

Balance, December 31, 2007	44,726,295	$45	$137,293	$(154,710)	$2,792	$(14,580)
Stock-based compensation	—	—	324	—	—	324
Foreign exchange translation gain	—	—	—	—	(813)	(813)
Distribution to minority interests	—	—	—	(1,017)	—	(1,017)
Preferred Units capital account of subsidiary	—	—	2,325	—	—	2,325
Net loss	—	—	—	(1,388)	—	(1,388)
Balance, March 31, 2008	44,726,295	$45	$139,942	$(157,115)	$1,979	$(15,149)

The accompanying notes are an integral part of the condensed consolidated financial statements.

LIQUIDMETAL TECHNOLOGIES, INC.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

(unaudited)

	For the Six Months Ended June 30,
	2008	2007

Operating activities:
Net loss	$(1,388)	$(2,499)

Adjustments to reconcile loss from operations to net cash provided by (used in) operating activities:
Gain on disposal of asset	(17)	(49)
Minority interests in income of consolidated subsidiary	226	—
Depreciation and amortization	709	1,734
Loss on extinguishment of debt	—	648
Amortization of debt discount	1,657	3,371
Stock-based compensation	324	403
Bad debt (recovery) expense	(139)	131
Warranty (recovery) expense	(22)	261
Gain from change in value of warrants	(1,396)	(4,256)
Gain from change in value of conversion feature	(1,463)	(5,512)

Changes in operating assets and liabilities:
Trade accounts receivable	1,103	(1,047)
Inventories	954	1,622
Prepaid expenses and other current assets	234	(471)
Other assets	(7)	(1,386)
Accounts payable and accrued expenses	105	61
Deferred revenue	(29)	221
Other liabilities	(465)	330
Net cash provided by (used in) operating activities	386	(6,438)

Investing Activities:
Purchases of property and equipment	(886)	(882)
Proceeds from the sale of property and equipment	(17)	100
Investment in patents and trademarks	(36)	(34)
Investment in joint venture	—	(303)
Net cash used in investing activities	(939)	(1,119)

Financing Activities:
Proceeds from borrowings	9,603	24,789
Repayment of borrowings	(11,803)	(12,779)
Proceeds from issuance of preferred units of subsidiary, net of issuance costs	2,325	—
Restricted cash	—	(2,083)
Cash distributions	(1,017)	—
Net cash (used in) provided by financing activities	(892)	9,927
Effect of foreign exchange translation	479	(226)
Net (decrease) increase in cash and cash equivalents	(966)	2,144

Cash and cash equivalents at beginning of period	1,180	144
Cash and cash equivalents at end of period	$214	$2,288

Supplemental cash flow information
Interest paid	$1,269	$1,017
Taxes paid	$—	$—

The accompanying notes are an integral part of the condensed consolidated financial statements.

LIQUIDMETAL TECHNOLOGIES, INC.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued

(in thousands, except per share data)

(unaudited)

During the six months ended June, 2007, $400 of the Company’s 7% senior convertible notes due July 2007 was converted into 320,000 shares of the Company’s common stock at a conversion price of $1.25 per share.

The accompanying notes are an integral part of the condensed consolidated financial statements

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

1.         Basis of Presentation / Description of Business

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included.  All intercompany balances and transactions have been eliminated.  Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for any future periods or the year ending December 31, 2008.  The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K filed with the Securities and Exchange Commission on April 3, 2008.

Liquidmetal Technologies, Inc. (“Liquidmetal Technologies”) and its subsidiaries (collectively “the Company”) are in the business of developing, manufacturing, and marketing products made from amorphous alloys. Liquidmetal Technologies markets and sells Liquidmetal® alloy industrial coatings and also manufactures, markets and sells products and components from bulk Liquidmetal alloys that can be incorporated into the finished goods of its customers across a variety of industries.   The Company also partners with third-party licensees and distributors to develop and commercialize Liquidmetal alloy products.

The Company classifies operations into two reportable segments: Liquidmetal alloy industrial coatings and bulk Liquidmetal alloys (see Note 10). Liquidmetal alloy industrial coatings are used primarily as a protective coating for industrial machinery and equipment, such as drill pipes used by the oil drilling industry and boiler tubes used by coal-burning power plants. Bulk Liquidmetal alloys include potential market opportunities to manufacture and sell products and components for electronic devices, medical devices, defense applications, and sporting goods.  In addition, the bulk Liquidmetal alloys segment includes tooling and prototype sampling.  In addition, such alloys are used to generate research and development services revenue for developing uses related primarily to defense and medical applications as well as potential license fees, royalties, and other compensation from strategic partnering transactions.

In July 2007, the Company transferred substantially all of the assets of its Liquidmetal alloy industrial coatings business to a newly formed, newly capitalized subsidiary named Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), and LMC assumed substantially all of the liabilities of the coatings business.  The transfer included the thermal spray coatings assets and liabilities acquired under a purchase agreement with Foster Wheeler Energy Services in June 2007.  The Company holds a 69.25% ownership interest in LMC.  The results of operation of LMC are consolidated and comprise our Liquidmetal alloy industrial coatings segment for financial reporting purposes.

2.         Basis of Presentation and Recent Accounting Pronouncements

Translation of Foreign Currency

The Company applies FASB No. 52, Foreign Currency Translation, for translating foreign currency into US dollars in our consolidation of the financial statements.  Upon consolidation of the Company’s foreign subsidiaries into the Company’s consolidated financial statements, any balances with the subsidiaries denominated in the foreign currency are translated at the exchange rate at period-end. The financial statements of Liquidmetal Technologies Korea have been translated based upon Korean Won as the functional currency. Liquidmetal Technologies Korea’s assets and liabilities were translated using the exchange rate at period end and income and expense items were translated at the average exchange rate for the reporting period. The resulting translation adjustment was included in other comprehensive loss.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115” (“SFAS 159”), which permits entities to voluntarily choose to measure many financial instruments and certain other items at fair value.  SFAS 159 was effective for the Company on January 1, 2008.  The Company’s management did not elect to report its financial assets or liabilities at fair value upon adoption of SFAS 159 and, therefore, SFAS 159 did not have an impact on the Company’s consolidated financial statement.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R amends the requirements for accounting for business combinations.  SFAS 141R will be effective after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company is currently evaluating the potential impact of the adoption of SFAS 141R on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary (minority interest) is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 will be effective after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact of the adoption of SFAS 160 on the Company’s consolidated financial statements.

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of SFAS No. 133” (“SFAS 161”). SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. SFAS 161 will be effective for the financial statements issued for fiscal years beginning after November 15, 2008. The Company is currently evaluating the potential impact of the adoption of SFAS 161 on the Company’s consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” The intent of FSP 142-3 is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of an asset under SFAS 141(R) and other U.S. generally accepted accounting principles FSP 142-3 applies to intangible assets that are acquired individually or with a group of other assets acquired in business combinations and asset acquisitions. FSP 142-3 also requires expanded disclosure related to the determination of intangible asset useful lives. FSP 142-3 is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of FSP 142-3 on its consolidated financial statements.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for nongovernmental entities. SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” The Company is currently evaluating the impact of SFAS 162.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA and the SEC did not or are not believed by management to have a material impact on our company’s present or future consolidated financial statements.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

3.         Liquidity

The Company has experienced losses from continuing operations during the last three fiscal years and has an accumulated deficit of $157,115 as of June 30, 2008.  Cash provided by operations for the six months ended June 30, 2008 was $386, however, cash flow from operations will likely be negative throughout fiscal year 2008.  As of June 30, 2008, the Company’s principal sources of liquidity are $214 of cash and $4,201 of trade accounts receivable.  Such conditions raise substantial doubt that the Company will be able to continue as a going concern.  These operating results occurred while the Company was developing and continues to develop, commercialize, and manufacture products from an entirely new and unique technology.  These factors have placed a significant strain on the financial resources of the Company.  The ability of the Company to overcome these challenges depends on its ability to correct its production inefficiencies, reduce its operating costs, generate higher revenue, achieve positive cash flow from continuing operations and continued sources of debt and equity financing.  The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company borrowed $9,144, which was offset by repayments of $9,560, under a factoring, loan, and security agreement executed on April 21, 2005 and a revolving loan agreement executed on July 24, 2007, to fund its working capital requirements during the six months ended June 30, 2008. The Company has $4,068 available for future borrowings under the factoring agreement, which is contingent on approval of eligible receivables by the financing company and it has $706 available for future borrowings under the revolving loan agreement.

On February 22, 2008, the Company received $1,714 distribution from its majority owned subsidiary, Liquidmetal Coatings, LLC (“LMC”) from which it issued and sold $2,500 in preferred membership units to two existing holders of LMC common membership units.  The preferred units issued by LMC have an accruing priority return of 14% per year that are priority over any distribution made by LMC and may be redeemed at any time within four years of issuance.  As of June 30, 2008, LMC has redeemed $175 of the preferred units and distributed $118 in priority return to the preferred units holders.

The Company anticipates that it will not have sufficient funds to pursue its current operating plan beyond the third quarter of 2008 and will therefore require additional funding.  The Company is actively seeking additional sources of capital and seeking to restructure and/or modify existing indebtedness.  The amount of funding that the Company seeks and the timing of such fundraising efforts will depend on the extent to which the Company is able to increase revenues through obtaining additional purchase orders for its products and/or the extent to which the Company can restructure or modify its debt.  Because the Company cannot be certain that it will be able to obtain adequate funding from debt, equity, or other traditional financing sources, it is also actively pursuing several strategic financing options, including the intent to sell its manufacturing plant in South Korea (which would then be replaced with a smaller facility) and additional licensing and outsourcing of our manufacturing operations.

The Company cannot guarantee that adequate funds will be available when needed, and if it does not receive sufficient capital, the Company may be required to alter or reduce the scope of our operations.

Additionally, the Company has approximately $1,172 of principal and accrued interest outstanding as of June 30, 2008, under the 8% unsecured subordinated notes (the “Bridge Notes”), which were due August 17, 2007.  The Company intends to fully repay the amounts due under the Bridge Notes.  However, as of the filing of this report it does not have sufficient funds to repay the Bridge Notes.  As a result, the Company is currently in default under the Bridge Notes.   Such a default may have material adverse effect on our operations, financial condition, and results of operations. The Company has not received a formal notice of default and it is currently working to resolve this matter with investors holding our Bridge Notes.

The Company was required under its amended Security Purchase Agreement, dated April 23, 2007, between the Company and holders of the 8% convertible subordinated notes due January 2010 (the “January 2010 Notes”), to repay outstanding debt under previously issued promissory notes, including the Bridge Notes (“Debt Satisfaction Covenant”) by October 1, 2007.  As the Company has not yet fully repaid the Bridge Notes, it is not in compliance with this covenant and is subject to default under the January 2010 Notes.  Such a default may have material adverse effect on the Company’s operations, financial condition, and results of operations. The Company has not received a formal notice of default under this covenant and is currently working to resolve this matter.

On July 31, 2008, and at the end of each month thereafter, the Company will be required to redeem 1/36th of the principal amount of the January 2010 Notes in cash or, at the Company’s election, with shares of the Company’s common stock.  The ability to pay the redemption amounts with shares of common stock will be subject to specified conditions.  As of the filing of this report, the Company has obtained an agreement from a majority of the January 2010 Note holders to change the

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

amortization date of the principal to September 30, 2008 and to change the redemption amount at each amortization date to be 1/32nd of the principal amount.  Under the current conditions, the Company does not have the capital resources to redeem the January 2010 Notes with cash nor will the Company meet the specified condition that will enable the Company to redeem the January 2010 Notes with shares of its common stock.  If the Company cannot commence the scheduled principal payment in September, it will be subject to default under the January 2010 Notes.  Such a default may have material adverse effect on the Company’s operations, financial condition, and results of operations.

4. Inventories

Inventories are accounted for using the moving average basis and at standard cost, which approximate cost on a first-in, first-out basis and are valued at the lower of cost or market.  Inventories were comprised of the following:

	June 30,	December 31,
	2008	2007
	(Unaudited)

Raw materials	$678	$1,216
Work in process	249	536
Finished goods	417	546
Total inventories	$1,344	$2,298

5. Idle Equipment

Idle equipment consists of certain equipment held by the Company for use in expansion of bulk alloy parts manufacturing.  While the equipment may be used internally to meet future capacity requirements, considering our current revenue and foreseeable production requirements, the Company does not anticipate utilizing this equipment internally in the near future.  Total amount of idle equipment remaining was $160 as of June 30, 2008 and $178 as of December 31, 2007.

During the three months ended March 31, 2007, the Company disposed of $7 of its idle equipment as part of the equipment purchase agreement and transfer agreement regarding Weihai operations with Grace Metal (see Note 13).

6.   Product Warranty

Management estimates product warranties as a percentage of certain bulk alloy product sales earned during the period.  As of June 30, 2008, the Company used 5% of bulk alloy product sales as an estimate of warranties to be claimed.  The percentage is based on industry averages and historical information.  Additionally, as of June 30, 2008 the Company used 1% of coatings applications sales as estimates of warranties to be claimed.

During the three and six months ended June 30, 2008, the Company recorded $12 and $22 of net gain on warranty, respectively. During the three and six months ended June 30, 2007, the Company recorded $54 and $261 of warranty expense, respectively.  The warranty accrual balance is included in accounts payable and accrued expenses.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

7.  Notes Payable

Secured Senior Convertible Note

On August 19, 2004, the Company issued $2,855 of 6% Senior Secured Notes Due 2007 (the “July 2007 Notes”) and $2,855 of 10% Senior Secured Notes Due 2005 (the “July 2005 Notes”) in exchange for previously issued 6% Senior Convertible Notes due 2007 including placement agent costs.  The July 2005 and July 2007 Notes are convertible into Common Stock at $2.00 and $1.00, respectively.

In August 2005, the July 2005 Notes were retired and exchanged for 7% Convertible Secured Promissory Notes Due August 2007.  Additionally, the July 2007 Notes were retired in July 2007.

The Company’s gross outstanding loan balance of the July 2007 Notes totaled $0 as of June 30, 2008 and December 31, 2007.  As of June 30, 2008 and December 31, 2007, un-amortized discounts for conversion feature and warrants and other asset debt issuance costs totaled $0.  Interest expense for the amortization of debt issuance cost and discount on note was $0 for the three and six months ended June 30, 2008 and $173 and $347 for the three and six months ended June 30, 2007, respectively.

On August 9, 2005, the Company issued $9,878 in principal amount of new 7% Convertible Secured Promissory Notes due August 2007 (the “August 2007 Notes”).  The issuance consisted of $5,000 cash, exchange of $1,284 in principal amount of the previously issued July 2005 Notes, the exchange of $2,996 in principal amount of the 10% Convertible Unsecured Notes Due June 2006 (the “June 2006 Notes”), satisfaction of accrued interest and late registration fees in the amount of $589 on the July 2005 Notes, and satisfaction of accrued interest of $9 on the June 2006 Notes. The August 2007 Notes were convertible into shares of the Company’s common stock at $2.00 per share.

In July 2007, the August 2007 Notes were retired.

As of June 30, 2008 and December 31, 2007, our gross outstanding loan balance of the August 2007 Notes totaled $0.  As of June 30, 2008 and December 31, 2007, un-amortized discounts for beneficial conversion feature and warrants, other asset debt issuance costs, and contra liability debt issuance cost totaled $0.  Interest expense for the amortization of debt issuance cost and discount on note was $0 for the three and six months ended June 30, 2008 and $850 and $1,812 for the three and six months ended June 30, 2007, respectively.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” the Company is required to report a value of the conversion liability as a fair value and record the fluctuation to the fair value of the conversion feature liability to current operations.  The change in the fair value of the conversion feature liability for both the July 2007 and August 2007 Notes resulted in a gain of $0 for the three and six months ended June 30, 2008 and gains of $1,176 and $1,549 for the three and six months ended June 30, 2007, respectively.  The fair value of conversion feature outstanding at June 30, 2007 of $24 was computed using the Black-Scholes model under the following assumptions: (1) 0.08 year; (2) volatility of 55%, (3) risk free interest of 4.28% and dividend rate of 0%.

Unsecured Subordinated Note

 On May 17, 2006, September 21, 2006, and December 1, 2006, the Company issued 8% unsecured subordinated notes due August 2007 in the aggregate principal amount of $4,584 (the “August 2007 Subordinated Notes”).  The August 2007 Subordinated Notes are unsecured and became due August 2007.

In January 2007, $900 of August Subordinated 2007 Notes and $46 of accrued interest was retired as of December 31, 2007.

Further, as part of a private placement offer in January 2007, $925 of August Subordinated 2007 Notes and $45 of accrued interest was exchanged for 8% Convertible Subordinated Notes due January 2010 (see Secured Convertible Subordinated Notes below).

As of June 30, 2008 and December 31, 2007, the Company’s gross outstanding loan balance of the August 2007 Subordinated Notes totaled $1,009 and $2,659, respectively.  The Company intends to fully repay the amounts due under Notes.  However, as of the filing of this report the Company does not have sufficient funds to repay the Notes.  As a result, the Company is currently in default under the notes.  The Company has not received a formal notice of default and is currently working to resolve this matter with investors holding the August 2007 Subordinated Notes.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

As of June 30, 2008 and December 31, 2007, un-amortized discounts for warrants totaled $0.  Interest expense for the amortization of discount on the note was $0 for the three and six months ended June 30, 2008 and $240 for the three and six months June 30, 2007, respectively.  As of June 30, 2008 and 2007, the effective interest rate for the August 2007 Subordinated Notes was 8% and 37.6%, respectively.

As part of the issuance of the August 2007 Subordinated Notes in 2006, the Company issued warrants to the purchasers of the notes and placement agents giving them right to purchase up to an aggregate of 972,964 shares of the Company’s common stock.  The warrants had an original exercise price of $2.58 per share, which is subject to price adjustment for anti-dilution purposes.  In October 2007, the Company reduced the exercise price of warrants to $1.75 and increased the outstanding warrants with certain holders of the August 2007 Subordinated Notes by 30% for an extension of the maturity of the August 2007 Subordinated Notes.   As of June 30, 2008, the exercise price of the warrants was reduced to $1.72 and $2.07 per share and total amount of warrants was increased to 1,313,380.  The warrants will expire on May 17, 2011.

Secured Convertible Subordinated Notes

On January 3, 2007, the Company completed a private placement of 8% Convertible Subordinated Notes due January 2010 (the “January 2010 Notes”).  Under the private placement, as amended, the Company issued $16,300 in principal amount of January 2010 Notes.  The January 2010 Notes were issued for aggregate cash in the amount of $12,850, in payment of a total of $3,377 in principal and accrued but unpaid interest under our previously issued 7% Senior Secured Convertible notes due August 2007 (“August 2007 Notes”) and our 8% Unsecured Subordinated notes (the “August 2007 Subordinated Notes”), and $73 cash discount.

The payment of the previously issued notes was treated as an extinguishment of the debt in accordance with Emerging Issues Task Force No. 96-19, “Debtors Accounting for a Modification or Exchange of Debt Instruments.”  The placement resulted in a $648 loss from extinguishment of debt, which consisted of write down of $64 of deferred issue costs, $733 of debt discount, and decrease of $149 in conversion feature liability as a result of the change in carrying value of exchanged notes.

The January 2010 Notes were originally convertible into the Company’s common stock at $1.55 per share.  As a part of the private placement, the Company issued warrants to the purchasers of the notes giving them the right to purchase up to an aggregate of 5,257,921 shares of our common stock at an exercise price of $1.93 per share. In connection with the private placement, the Company also issued to the placement agent for the transaction warrants to purchase an aggregate of 248,710 shares of our common stock at an exercise price of $1.55 per share.  The warrants will expire on January 3, 2012 and are subject to exercise price adjustment for anti-dilution purposes.

In April 2007, the Company entered into an amendment to the Securities Purchase Agreement, dated January 3, 2007, between the Company and the purchasers of the January 2010 Notes (“April 2007 Amendment”) providing that the Company will have until October 1, 2007 to repay approximately $15,461 of the Company’s outstanding debt under previously issued promissory notes, including the August 2007 Subordinated Notes (“Debt Satisfaction Covenant”).  The Company has not fully repaid $1,009 principal due under the August 2007 Subordinated Notes as of June 30, 2008.  As a result, the Company is not in compliance with the Debt Satisfaction Covenant and is subject to default under the January 2010 Notes.  The Company has not received a formal notice of default under this covenant and is currently working to resolve this matter.

The April 2007 Amendment also finalized the schedule of investors in the Private Placement to show a total of $16,300 in principal amount of Notes; decreased the conversion price of the Notes to $1.10, decreased the warrant exercise price for the warrants issued to $1.55, increased the number of shares subject to such warrants issued to equal 7,657,591, and the purchasers of the Notes consented to the Company granting a security interest in its South Korean manufacturing plant to purchasers of convertible notes in a subsequent offering, provided a pari passu security interest is granted to the purchasers of the Notes.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

On December 28, 2007, the Company issued $1,000 of January 2010 Notes, together with warrants to purchase up to an aggregate of 909,091 and 200,000 of the Company’s common stock to purchasers of the notes and placement agents.  The warrants will expire on December 28, 2012 and are subject to exercise price adjustment for anti-dilution purposes.

In December 2007, the Company entered into agreements with two holders of the January 2010 Notes and Grace Metal, a South Korean company formed by investor groups including our former Founder and director, James Kang, and the two holders, whereby Grace Metal would assume the liabilities due under the January 2010 Notes, including principal, interest, and fees due to the two holders totaling $434.  In connection with the assumption of the liabilities by Grace Metal, warrants to purchase 179,620 shares of our common stock held by the holders were cancelled (see Note 13).

The January 2010 Notes bear interest at 8% per annum with interest payable quarterly in arrears in cash, or, at our option, in the form of additional January 2010 Notes (in which case the interest rate will be 10% per annum). The ability to pay interest with additional January 2010 Notes is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. From and after an event of default under the January 2010 Notes and for so long as the event of default is continuing, the January 2010 Notes will bear default interest at a rate of 12% per annum (or 15% per annum if we elect to pay interest with additional January 2010 Notes).  During 2007, the Company issued $971 of additional January 2010 Notes for accrued interest and late registration fees.  For the six months ended June 30 2008, the Company issued $444 of additional January 2010 Notes for accrued interest.

Beginning July 31, 2008 and at the end of each month thereafter, the Company will be required to redeem 1/36th of the principal amount of the January 2010 Notes in cash or, at the Company’s election, with shares of our common stock.  The January 2010 Notes are subordinate to certain secured financing from commercial lenders incurred by the Company in the future. On July 31, 2008, the Company obtained an agreement with the majority of the January 2010 Note holders to change the amortization date of the principal to September 30, 2008 and to change the redemption amount at each amortization date to be 1/32nd of the principal amount.

In connection with the January 2007 private placement, the Company entered into a Registration Rights Agreement with the purchasers of the January 2010 Notes under which the Company is subject to monetary penalties up to a maximum amount of 18% of the aggregate amount of Notes sold in the Private Placement if the registration statement is not filed or does not become effective on a timely basis. The monetary penalties will accrue at the rate of 1% per month of the then-outstanding principal amount of the January 2010 Notes. As of June 30, 2008, an aggregate of $698 in monetary penalties under the Registration Rights Agreement had already been paid to investors in the form of additional notes, while an additional $256 in such penalties was accrued but unpaid.

Pursuant to Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded conversion feature of $6,205 have been recorded as conversion feature liability as the debt is considered nonconventional convertible debt. The original fair value was computed using the Black-Scholes model under the following assumptions: (1) expected life of 1.6 to 3 years; (2) volatility of 55%; (3) risk free interest of 4.69% to 4.76% and dividend rate of 0%.  The original fair value of the additional embedded conversion feature of $1,005 resulting from reduced conversion price under the amended Securities Purchase Agreement, have been recorded as conversion feature liability. The value was computed using the Black-Scholes model under the following assumptions: (1) expected life of 1.3 to 2.7 years; (2) volatility of 55%; (3) risk free interest of 4.6% to 4.9% and dividend rate of 0%.  In addition, the Company is required to report a value of the conversion liability as a fair value and record the fluctuation to the fair value of the conversion feature liability to current operations.

The change in the fair value of the conversion feature liability resulted in a gain of $1,240 and $1,463 for the three months and six ended June 30, 2008, respectively.  The change in the fair value of the conversion feature liability resulted in a loss of $8 and a gain of $3,963 for the three and six months ended June 30, 2007, respectively. The fair value of conversion feature outstanding at June 30, 2008 and December 31, 2007 was $652 and $2,083, respectively.   The fair value conversion feature outstanding at June 30, 2008 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 0.1 to 1.5 years; (2) volatility of 60%, (3) risk free interest of 1.55% to 2.63% and dividend rate of 0%.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the original fair values of the warrants of $3,964 have been recorded as warrant liability, which was computed using the Black-Scholes pricing model under the following assumptions: (1) expected life of 5 years; (2) volatility of 55%; (3) risk free interest of 4.68% and (4) dividend rate of 0%.  The original fair values of the warrants of $608 from the additional warrants issued under the amended Securities Purchase Agreement, have been recorded as additional warrant liability, which was computed using the Black-Scholes pricing model under the following assumptions: (1) expected life of 4.70 years; (2) volatility of 50%; (3) risk free interest of 4.51% and (4) dividend rate of 0%.

The original fair value of the embedded conversion feature of $7,210 was recorded as discounts of the convertible note.  The original fair value of the 7,408,881 warrants issued to investors of $4,372, the original fair value of 248,710 warrants issued to Placement Agents of $200, and $73 cash discount were recorded as discounts of the convertible note.  In addition, $2,069 direct costs incurred relating to issuance of the convertible note was recorded as debt issuance cost in other assets.

The Company’s gross outstanding loan balance of the January 2010 Notes totaled $18,190 and $17,797 as of June 30, 2008 and December 31, 2007, respectively.  As of June 30, 2008 and December 31, 2007, un-amortized discounts for conversion feature, warrants, and cash discount totaled $9,078 and $10,471, respectively, and other asset debt issuance costs totaled $836 and $967, respectively.  Interest expense for the amortization of debt issuance cost and discount on note was $846 and $1,557 for the three and six months ended June 30, 2008, respectively. Interest expense for the amortization of debt issuance cost and discount on note was $373 and $754 for the three and six months ended June 30, 2007, respectively.  As of June 30, 2008, the effective interest rate of the January 2010 Notes was 65%.

Factoring Agreement

The Company entered into a Factoring, Loan, and Security Agreement (the “Agreement”) with a financing company on April 21, 2005, which allows for borrowings of up to $1,500.  The Agreement expires on April 21, 2006, and automatically renews annually thereafter. All borrowings are secured by outstanding receivables specifically assigned to the financing company.  Assigned receivables are considered “Approved” or “Non-Approved” by the financing company.  In January 2007, the Company entered into a second amendment to the Agreement to provide for increased borrowings against non-approved receivables assigned of 80%.  Borrowings made against non-approved receivables assigned are limited to $1,000 and total borrowings made on approved and non-approved receivables assigned are limited to $5,000.  Further, the amendment provides for interest charges of 0.5% plus prime rate of interest less 2%.  The agreement will continue until February 1, 2008 and will renew annually thereafter.  In February 2007, the Company entered into an agreement to deposit cash of $2,083 with a rate of prime rate of interest less 2% with the financing company.  The agreement is effective until July 27, 2007 and the cash deposit will be used to pay down principal amount of the July 2007 Notes.  Additionally, the financing company reserves the right to offset outstanding advances against the cash deposit.  In July 2007, the Company entered into a third amendment to exclude intellectual property transferred to LMC as collateral and to release security interest in receivables previously assigned in consideration of full repayment of the outstanding advances.  The Company paid $628 and the financing company applied the $2,083 cash deposit held against the outstanding advance of $2,711 on July 23, 2007.  Additionally, the financing company reduced the borrowings against non-approved receivables assigned to 50% of the receivable value.

Payments on assigned receivables are received directly by the financing company, and applied to outstanding advances.  All outstanding advances and uncollected assigned receivables are subject to fees and interest charges ranging from 0.55% to 1.5% plus prime rate as published by the Wall Street Journal, with a minimum annual fee of $30. All receivables assigned and advances made are subject to return and recall by the financing company, respectively.  As such, the advances have been classified as short-term secured borrowings in accordance with SFAS No. 140 “Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities.”

For the six months ended June 30, 2008, the Company borrowed $3,662 and repaid $3,737 under the Agreement.  The total outstanding advance made under the agreement is $932 and $1,008 as of June 30, 2008 and December 31, 2007, respectively, which is presented as short-term debt.   The weighted average rate of interest for borrowings made under the Agreement was 7.20% for the sic months ended June 30, 2008.  As of June 30, 2008, the Company’s availability for future borrowing under the agreement is $4,068 which is contingent on approval of eligible receivables by the financing company.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

Kookmin Note

On February 4, 2003, the Company’s Korean subsidiary received 6,500,000 in South Korean Won, or approximately $5,488, under a loan from Kookmin Bank of South Korea.  The loan bears interest at an annual rate of 7.1%.  In the event of delayed repayment, the interest increases to a maximum of 21%, depending on the length of time the repayment is delayed.  As of June 30, 2008, the interest rate was increased to 9.2% from delayed interest payments made.  This loan is collateralized by the plant facilities and certain equipment in South Korea.  During the first eighteen months from the origination date, interest was payable on a monthly basis.  In October 2003, the Company paid $873 of principal at the request of Kookmin Bank due to the sale of machines that had been part of the collateral on the loan.  Subsequent to October 31, 2003, Kookmin Bank requested that the Company pay an additional $866 of principal by February 2004 due to the Company’s current credit rating.  The Company made two payments on the requested additional loan pay down in November and December 2003 of $320 and $205, respectively.  The remaining payment of $341 was subsequently made in February 2004.  Beginning in September 2004, the Company is required to make equal monthly installments of principal and interest to repay the remaining balance through August 2008.  Principal payments made to Kookmin Bank totaled $218 for the six months ended June 30, 2008, which includes $30 of foreign exchange translation loss.  The outstanding loan balance totaled $203 and $451, as of June 30, 2008 and December 31, 2007, respectively and are included in current portion of long-term debt, as of June 30, 2008 and December 31, 2007, respectively.

Debt of Majority Owned Subsidiary

On July 24, 2007, the Company completed an $11,500 financing transaction (the “Transaction”) that provided funding to repay convertible notes previously issued by us that were scheduled to become due in July and August 2007.  In the Transaction, the Company transferred substantially all of the assets of the Company’s Liquidmetal Coatings division to a newly formed, newly capitalized subsidiary named Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), and LMC assumed substantially all of the liabilities of the division.

LMC was capitalized through a $6,500 subordinated debt and equity investment by C3 Capital Partners and a $5,000 senior credit facility with Bank Midwest, N.A.  This debt and equity resulted in cash proceeds of $11,102 after related debt issuance costs of $398, which proceeds LMC used to purchase all of the assets and liabilities from the Company.  The Company incurred an additional $459 in issuance costs directly related to the debt issuance.  As a result, $857 was recorded as deferred debt issuance costs to be amortized over the life of the debt.  Interest expense for the amortization of debt issuance cost was $51 and $101 for the three and six months ended June 30, 2008, respectively.

The Company retains a 69.25% ownership interest in LMC, C3  Capital Partners (“C3”) holds a 19% ownership interest, Larry Buffington, the Company’s President and CEO, (who also serves as the President and CEO of LMC) holds a 10% ownership interest, and CRESO Capital Partners (the Company’s financial advisor in the Transaction) holds a 1.75% ownership interest.  The equity interests acquired by C3 and issued to CRESO were not considered a discount to debt, as the unconsolidated net assets of LMC were deemed to have an initial value of $0 upon closing of the Transaction for financial accounting purposes.  Further, LMC is fully responsible for the repayment of debt obligations.

Midwest Debt

In connection with the Transaction, LMC entered into a Loan Agreement, dated July 24, 2007 (the “Loan Agreement”), with Bank Midwest, N.A. (“Midwest”).  The Loan Agreement provides for total loan availability of $5,500, consisting of a $4,000 term loan with an annual interest rate of 8.48% and a revolving loan of up to $1,500 with a variable interest equal to prime rate as published in the Wall Street Journal. Interest payments are due monthly.  The term loan has a maturity date of July 20, 2011.  The revolving loan allows for borrowings up to $1,500 and has a maturity date of July 20, 2008.  Borrowing availability under the revolving loan is based in a percentage of LMC’s eligible receivables and eligible inventory, and the initial advance under the revolving loan was $1,000 on July 24, 2007.  LMC’s obligations under the Loan Agreement are secured by a blanket security interest in all of LMC’s assets and the Company’s equity interest in LMC, and pursuant to an intercreditor agreement between the C3 and Midwest.  Midwest’s security interest in the assets is senior to C3’s security interest in the same assets.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

LMC is required to make monthly principal payments under the term loan of: $63 during months 1 through 12, $83 during months 13 through 36, and $104 during months 37 through 48.  All remaining principal is due and payable on July 20, 2011.  If the term loan is prepaid within the first twenty-four (24) months after July 24, 2007, LMC will pay a prepayment penalty of 1% of the outstanding principal balance, together with accrued interest.  After the twenty-four month period has lapsed, LMC will have the right to prepay the term loan without penalty.

As of June 30, 2008 and December 31, 2007, the gross outstanding loan balance under the term loan totaled $3,313 and $3,688, respectively, and the gross outstanding loan balance under the revolving loan totaled $794 and $1,130, respectively. The loans are presented as long term debt and short term debt on the Company’s consolidated balance sheet, respectively.  Interest expense incurred under the term loan and revolving loan totaled $85 and $179 for the three and six months ended June 30, 2008, respectively.

Additionally, LMC entered into a Promissory Note, dated August 29, 2007 (the “Capital Loan”), with Midwest to provide for $49 with an annual interest of 8.25% to be used towards the purchase of a company truck.  The Capital Loan has a maturity date of September 1, 2012.  LMC is required to make monthly principal and interest payments of $1 per month.  As of June 30, 2008 and December 31, 2007, the gross outstanding loan balance under the Capital Loan totaled $39 and $44, respectively, which is presented as short term debt on the Company’s consolidated balance sheet.  Interest expense incurred under the term loan and revolving loan totaled $1 and $2 for the three and six months ended June 30, 2008, respectively.

C3 Debt

In the Transaction, LMC also entered into a Securities Purchase Agreement, dated July 24, 2007 (the “Securities Purchase Agreement”), with C3 Capital Partners, L.P. (“C3”), C3 Capital Partners II, L.P. (“C3 II”, and with C3, the “C3 entities”), and Liquidmetal Coatings Solutions, LLC, a wholly owned subsidiary of LMC that will operate the thermal spray coatings business (“LMCS”).  Pursuant to the Securities Purchase Agreement, LMC issued to the C3 entities subordinated promissory notes in the aggregate principal amount of $6,500 (the “Subordinated Notes”). Under the Securities Purchase Agreement, the C3 entities have the right, beginning on the July 24, 2012 (or, if earlier, upon a default by LMC under the Subordinated Notes or Securities Purchase Agreement) to require LMC to purchase the C3 entities’ membership interests in LMC for a purchase price equal to their pro rata portion of the greater of (i) the appraised fair market value of LMC or (ii) six times LMC’s trailing 12-month earnings before interest taxes, depreciation, and amortization, less funded debt.

The Subordinated Notes have a maturity date of July 20, 2012 with no required principal payments before maturity other than upon specified triggering events, such as a change in control of LMC.  Interest accrues under at an annual rate of 14%, with 12% interest being payable monthly beginning September 2007 and the remaining 2% interest being payable at maturity.  In connection with the Securities Purchase Agreement and the Subordinated Notes, the Company and LMC entered into pledge agreements with the C3 entities in which the Company pledged its membership interest in LMC to secure the obligations under the notes and LMC pledged its membership interests in LMCS to secure its obligations under the notes.  LMC and LMCS also granted to C3 a blanket security interest in all of their assets to secure their obligations under the Subordinated Notes.

The gross outstanding loan balance including accrued interest payable upon maturity of the Subordinated Note totaled $6,623 and $6,557 as of June 30, 2008 and December 31, 2007, respectively.  Interest expense incurred under the Subordinated Notes totaled $198 and $395 for three and six months ended June 30, 2008, respectively.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

8.     Stock Compensation Plan

During the three and six months ended June 30, 2008, under the Company’s 2002 Non-employee Director Stock Option Plan which provides for the grant of stock options to non-employee directors, the Company granted options to purchase 70,000 of the Company’s common shares for an average exercise price of $0.70.  Further, all options granted under this plan had exercise prices that were equal to the fair market value on the date of grant.

During the three and six months ended June 30, 2008, under the Company’s 2002 Equity Incentive Plan which provides for the grant of stock options to officers, employees, consultants and directors of the Company its subsidiaries, the Company granted options to purchase 200,000 of the Company’s common shares for an average exercise price of $0.64.  Further, all options granted under this plan had exercise prices that were equal to the fair market value on the date of grant.

The Company canceled 40,000 and 436,345 options during the three and six months ended June 30, 2008, for terminated employees and options expired.

9.         Preferred Units of Subsidiary

On February 22, 2008, LMC completed a transaction under which it issued and sold $2,500 in preferred membership units to two minority members of LMC (the “Preferred Units Transaction”).  Immediately following the sale of the preferred membership units, the subscription proceeds (after a 1% transaction fee) were distributed to LMC’s common unit members, and as a result of such distribution, the Company received approximately $1,714 in the distribution.  The preferred units issued by LMC have an accruing priority return of 14% per year that are priority over any distribution made by LMC and may be redeemed at any time within four years of issuance through cash payment or distribution in excess of the 14% priority return.  If LMC fails to redeem the preferred units on or before the second anniversary of the issue date, the preferred units will receive an additional 200 common membership units (equal to 2% of the currently outstanding common units) per quarter until the preferred units are redeemed in full.

As of June 30, 2008, LMC has redeemed $175 of its preferred units and distributed $118 in priority return to the preferred unit holders. The total preferred units outstanding are $2,325 as of June 30, 2008.

10.      Segment Reporting and Geographic Information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires companies to provide certain information about their operating segments.  In April 2002, the Company began classifying operations into two reportable segments: Liquidmetal alloy industrial coatings and bulk Liquidmetal alloys.  The Liquidmetal alloy industrial coatings are used primarily as a protective coating for industrial machinery and equipment, such as drill pipe used by the oil drilling industry and boiler tubes used by coal burning power plants.  Bulk Liquidmetal alloys include market opportunities to manufacture and sell casing components for electronic devices, medical devices, sporting goods, tooling, prototype sampling, defense applications and metal processing equipment.  Primarily, the expenses incurred by the bulk Liquidmetal alloy segment are research and development costs and selling expenses associated with identifying and developing market opportunities.  Bulk Liquidmetal alloys products can be distinguished from Liquidmetal alloy coatings in that the bulk Liquidmetal alloy can have significant thickness, up to approximately one inch, which allows for their use in a wider variety of applications other than a thin protective coating applied to machinery and equipment.   Revenue and expenses associated with research and development services and product licensing arrangements are included in the bulk Liquidmetal alloy segment.  The accounting policies of the reportable segments are the same as those described in Note 3 to the consolidated financial statements included in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 3, 2008.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

Summarized financial information concerning the Company’s reportable segments is shown in the following tables:

	Coatings	Bulk Alloy	Segment Totals
Three months ended June 30, 2008
Revenue to external customers	$2,683	$2,986	$5,669
Gross profit	938	98	1,036
Income before minority interest and interest expense	104	182	286
Total identifiable assets at end of period	3,114	12,155	15,269

Three months ended June 30, 2007
Revenue to external customers	$3,065	$5,266	$8,331
Gross profit (loss)	1,304	(659)	645
Income (loss) before minority interest and interest expense	1,091	(1,533)	(442)
Total identifiable assets at end of period	1,931	19,049	20,980

Six months ended June 30, 2008
Revenue to external customers	$6,298	$6,139	$12,437
Gross profit	2,171	732	2,903
Income (loss) before interest expense and discontinued operations	588	589	1,160
Total identifiable assets at end of period	3,114	12,155	15,269

Six months ended June 30, 2007
Revenue to external customers	$5,789	$7,609	$13,398
Gross profit (loss)	2,563	(3,292)	(729)
Income (loss) before interest expense and discontinued operations	1,886	(4,266)	(2,380)
Total identifiable assets at end of period	1,931	19,049	20,980

Reconciling information between reportable segments and the Company’s consolidated totals is shown in the following table:

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007

Total segment income (loss) before minority interest and interest expense	$286	$(431)	$1,160	$(2,380)
General and administrative expenses, excluded	(607)	(1,663)	(1,763)	(3,883)

Consolidated loss before interest, other income, income taxes, minority interests	(321)	(2,094)	(603)	(6,263)
Loss from extinguishments of debt	—	—	—	(648)
Change in value of warrants, gain	1,290	564	1,396	4,256
Change in value of conversion feature, gain	1,240	1,168	1,462	5,512
Interest expense	(1,717)	(2,700)	(3,420)	(5,463)
Interest income	1	46	3	107
Minority interests	(65)	—	(226)	—
Consolidated net loss	$428	$(3,016)	$(1,388)	$(2,499)

Included in bulk alloy segment income for both the three and six months ended June 30, 2008 is $247 of other income from accounts payables write-off.

Included in bulk alloy segment income for both the three and six months ended June 30, 2007 is $49 of other income from gain on disposal of assets in connection with the equipment purchase agreement and transfer agreement of the Weihai operations to Grace Metal (see Note 13).

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

Excluded general and administrative expenses are attributable to the Company’s corporate headquarters.  These expenses primarily include corporate salaries, consulting, professional fees and facility costs.  Research and development expenses are included in the operating costs of the segment that performed the research and development.

Revenues from sales to companies in the United States were $2,913 and $3,055 during the three months ended June 30, 2008 and 2007, respectively.  The revenue related to the United States of America was earned under defense-related research and development contracts, sales of coatings products, and sales of Liquidmetal bulk alloy products.

During the three months ended June 30, 2008, the Company had revenue from sales to companies outside of the United States of $2,756 of which $55 represented sales to companies located in South Korea.  During the three months ended June 30, 2007, the Company had revenues from companies outside of the United States of $5,276 of which $4,241 represented sales to companies located in South Korea.  The revenue related to sales to companies outside of the United States was from bulk alloy products.

Long-lived assets include net property, plant, and equipment, and net intangible assets. The Company had long-lived assets of $1,810 and $1,613 located in the United States at June 30, 2008 and December 31, 2007, respectively. The Company had long-lived assets of $8,243 and $8,935 located in South Korea at June 30, 2008 and December 31, 2007, respectively.

Reconciling information between reportable segments and the Company’s consolidated totals is shown in the following table:

June 30,
2008

Total segment assets	$15,269
Cash and cash equivalents	77
Prepaid expenses and other current assets	343
Other property, plant and equipment	84
Intangibles, net	1,095
Other assets	1,280
Total consolidated assets	$18,148

Assets excluded from segment assets include assets attributable to the Company’s corporate headquarters.  The Company’s largest assets consist of cash and intangible assets, which consist primarily of the Company’s patents and trademarks.

11.      Income (Loss) Per Common Share

Basic earnings per share (“EPS”) is computed by dividing earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the periods. Diluted EPS reflects the potential dilution of securities that could share in the earnings.

Options to purchase 8,070,801 shares of common stock at prices ranging from $0.64 to $15.00 per share were outstanding at June 30, 2008, but were not included in the computation of diluted EPS for the same period as the inclusion would have been antidilutive.  Warrants to purchase 14,418,183 shares of common stock with prices ranging from $1.55 to $2.07 per share outstanding at June 30, 2008, were not included in the computation of diluted EPS for the same period as the inclusion would have been antidilutive.  Additionally, 16,536,214 shares of common stock issuable upon conversion of the Company’s convertible notes with conversion prices of $1.10 per share outstanding at June 30, 2008 were not included in the computation of diluted EPS for the same period because the inclusion would have been antidilutive.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the Company is required to report a value of the warrant as a fair value and record the fluctuation to the fair value of the warrant liability to current operations.  The change in the fair value of the warrants resulted in gains of $1,290 and $1,396 for the three and six months ended June 30, 2008, respectively. The change in the fair value of the warrants resulted in gains of $564 and $4,256 for the three and six months ended June 30, 2007, respectively.  The fair value of warrants outstanding at June 30, 2008 of $1,187 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 0.71 to 4.50 years; (2) volatility of 60%, (3) risk free interest of 2.36% to 3.34%, and dividend rate of 0%.  The fair value of warrants outstanding at December 31, 2007 of $2,583 was computed using the Black-Scholes model under the following assumptions: (1) expected life of 1.21 to 4.99 years; (2) volatility of 63%, (3) risk free interest of 3.07% to 3.45%, and dividend rate of 0%.

12.      Commitments and Contingencies

The Company is from time to time a party to certain legal proceedings arising in the ordinary course of business. Although outcomes cannot be predicted with certainty, the Company does not believe that any legal proceeding to which it is a party will have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

In August 2006, the United States Department of Justice (“DOJ”) instituted a grand jury proceeding in the Middle District of Florida to investigate, among other things, alleged accounting improprieties in relation to certain of the Company’s business transactions and a personal stock transaction by the Company’s former chief executive officer (now Chairman).  The grand jury proceeding is based primarily upon the same underlying facts and circumstances as were alleged in a consolidated securities class action and two shareholder derivative actions filed in 2004 against the Company and certain of its former and current directors and officers, which were settled.  As previously disclosed, the Company was informed in October 2006 that three individuals, including the Company’s current Chairman, are targets in the ongoing investigation.  To date, subpoenas for the production of documents and/or grand jury testimony have been issued to the Company and several present and former officers and directors.  The Company is cooperating with the DOJ in its investigation.

On June 26, 2006, the Company entered into a joint venture agreement with SAGA, SpA in Padova, Italy, (“SAGA”) a specialist precision parts manufacturer.  The joint venture is named Liquidmetal SAGA Italy, Srl (“LSI”).  The Company also entered into an exclusive manufacturing license agreement for the eyewear industry with LSI.  Under the joint venture agreement, the Company has option to buy ownership interest in LSI, initially, of 19.9% to up to 50%.  In December 2006, the Company exercised the 19.9% interest in LSI and will have two years to purchase the additional interest at a nominal price. In January 2007 and June 2007, the Company contributed additional $217 and $86, respectively, into LSI as additional investment.  The contribution did not change the Company’s 19.9% interest in LSI.  Under the licensing agreement, at any time following 18 months after the effective date of the agreement, LSI may exercise its option to sell to the Company certain business assets including manufacturing equipment acquired under the joint venture.  There were no revenues recognized from the joint venture for the six-months ended June 30, 2008 and 2007.

13.    Related Party Transactions

In June 2003, the Company entered into an exclusive, ten-year license agreement with LLPG, Inc. (“LLPG”), a corporation headed by, Jack Chitayat, a former director of the Company.  Under the terms of the agreement, LLPG has the right to commercialize Liquidmetal alloys, particularly precious-metal based compositions, in jewelry and high-end luxury product markets.  The Company, in turn, will receive royalty payments over the life of the contract on all Liquidmetal products produced and sold by LLPG.  In conjunction with its technology licensing contract, LLPG purchased two proprietary Liquidmetal alloy melting machines and three proprietary Liquidmetal alloy casting machines for a total purchase price of $2,000.

In December 2006, the Company entered into an amended license agreement with LLPG, which extends the license agreement to fifteen years at reduced royalty rates.  Additionally, the amended license agreement includes a $400 termination fee.  The Company recognized $0 of revenue as minimum royalty fees under the licensing agreement during the three and six months ended June 30, 2008 and 2007, respectively.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

As of June 30, 2008 and December 31, 2007, Mr. Chitayat held interests in $2,574 and $2,500 of 8% Convertible Subordinated Notes due January 2010, respectively, and held a total of 1,236,364 and 906,819 exercisable warrants, respectively, through entities related to Mr. Chitayat.

The Company has a license agreement with California Institute of Technology (“Caltech”) under which we exclusively license from Caltech certain inventions and technology relating to amorphous alloys.  Professor William Johnson, a member of the Company’s board of directors, is a professor at Caltech, and substantially all of the amorphous alloy technology licensed to us under the Caltech license agreement was developed in Professor Johnson’s Caltech laboratory.   Additionally, the Company reimburses Caltech for laboratory expenses incurred by Professor Johnson’s Caltech laboratory, which during the three and six months ended June 30, 2008 amounted to $78 and $159, respectively.  The laboratory expenses incurred by Professor Johnson’s Caltech laboratory for both the three and six month ended June 30, 2007, amounted to $121.

Additionally, the Company is a party to a consulting agreement with Mr. Johnson on a month-to-month basis starting from 2005.  During the three and six months ended June 30, 2008, the Company incurred $15 and $30 in consulting fees from Mr. Johnson, respectively.  During the three and six months ended June 30, 2007 the Company incurred $15 and $31 in consulting fees from Mr. Johnson, respectively.

During 2005, Soo Buchanan, the sister of John Kang, the Company’s Chairman, began providing services to the Company as a consultant.  During the three and six months ended June 30, 2008, the Company incurred $30 and $60, respectively, for her services as a consultant.  During the three and six months ended June 30, 2007, the Company incurred $20 and $34, respectively, for her services as a consultant. Additionally, Otis Buchanan, the husband of Ms. Buchanan, was employed by the Company and was paid aggregate compensation of approximately $28 and $56 for the three and six months ended June 30, 2008 and 2007, respectively.

In November 2004, the Company entered into an agreement with John Kang, our Chairman of the Board, in which Mr. Kang agreed that certain stock transactions by him in 2002 involving the Company’s common stock should have resulted in a liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”).  These transactions include Mr. Kang’s private sale of 285,715 shares of his personal Liquidmetal Technologies common stock to Growell Metal Co., Ltd. in February 2002, prior to our initial public offering.  They also include Mr. Kang’s subsequent indirect purchase and disposition of Liquidmetal Technologies common stock in order to satisfy a personal agreement Mr. Kang made to Growell Metal in February 2002 regarding the guaranteed minimum value of the stock purchased by Growell Metal in February 2002 (the purchases and dispositions incident to this agreement occurred in August and November 2002, respectively).  Lastly, the transactions include open-market purchases of an aggregate of 89,300 shares of the Company’s common stock made by Mr. Kang in August 2002.

The Audit Committee of our Board of Directors conducted an independent inquiry into the above-described transactions with the aid of independent legal counsel and, as a result of such inquiry, the Audit Committee concluded that the transactions should have resulted in a liability to the Company under Section 16(b) in the amount of $302.  Mr. Kang has acknowledged this liability, and in an agreement negotiated between Mr. Kang and the Audit Committee and approved by the full Board, Mr. Kang will pay this liability through periodic installments in 2005 and 2006.  As a result, the Company accrued for the $302 receivable in other assets and other income as of December 31, 2004.  The above-described transactions involving Growell Metal was reported on a new Form 4 filed by Mr. Kang on November 15, 2004, and the open-market purchases were previously reported on a timely basis in August 2002.  As of June 30, 2008 and December 31, 2007, the outstanding amount of the receivable was $178 for both periods.

As of June 30, 2008 and December 31, 2007, CK Cho, a member of our Board of Directors, held $478 and $467 of the convertible subordinated notes, respectively, and held 305,918 exercisable warrants for both periods.

As of June 30, 2008 and December 31, 2007, Ricardo Salas, the Company’s former Chief Executive Officer, held $363 and $354 of the convertible unsecured subordinated notes, respectively, and $259 of the unsecured subordinated notes for both periods.  He also held a total of 377,891 of exercisable warrants as of both June 30, 2008 and December 31, 2007.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

On June 1, 2007, the Company entered into a transaction with Grace Metal (“GM”), under which (i) GM agreed to purchase various equipment (including die casting machines and vacuum induction melters) used in the Company’s bulk amorphous alloy business segment and (ii) the Company granted GM a 10-year exclusive license to manufacture products made from bulk Liquidmetal alloys for customers whose principal headquarters or whose major operations are located in South Korea.  GM was formed by an investor group that includes the former Founder and director of the Company, James Kang, who is also the brother of John Kang, Chairman of the Board of our company.  Under an equipment purchase agreement between the Company and GM, GM agreed to buy the purchased equipment for a total purchase price of $2,000, of which $577 were received as of June 30, 2008.  The equipment purchase agreement provides that delivery of the equipment can be delayed to accommodate the Company’s continuing manufacturing needs, and it also provides that the Company will retain a security interest in the purchased equipment until full payment of the purchase price.

In consideration of the license agreement with GM, the Company will be entitled to royalty of 10% of GM’s net sales of licensed products (unless GM’s margin on the products falls below specified levels, in which case a new royalty will be negotiated in good faith).  The agreement provides that the Company may convert the license to a non-exclusive in the event that the net sales in the second year of the contract or thereafter are not sufficient to result in royalties of $500 or more per year.  The agreement also provides that GM will be required to purchase all alloy feedstock from the Company, and the Company will have the right to continue to manufacture Liquidmetal alloy products for South Korean customers until all purchased equipment has been commissioned.

Additionally, effective June 1, 2007, the Company discontinued its post-processing operation in Weihai, China and transferred the manufacturing staff and equipment in Weihai to GM under an amendment to the equipment purchase agreement with GM.  Further, the Company transferred certain of its manufacturing staff from its South Korean plant to GM.  As a result, GM assumed $370 of accrued severance liability for the transferred employee.  The equipment purchase agreement and the transfer agreement regarding our Weihai operations resulted in a total net gain of $226, which is recorded as other income.

The Company has also changed the name of its South Korean subsidiary to Liquidmetal Technologies Korea Co., Ltd, which was formerly Liquidmetal Korea Co., Ltd.  GM assumed the name Liquidmetal Korea to conduct business in South Korea.

The Company purchased production supplies and outsourced production of certain bulk alloy production with GM, Lead Metal, and SDM, which are controlled by James Kang, a former director and officer of the Company and the brother of our current Chairman.  The Company purchased a total of $308 and $383 for the three and six months ended June 30, 2008, respectively, of which $373 is included in accounts payable and accrued liabilities at June 30, 2008.  The Company recognized revenue from sales of raw materials and royalties for a total of $703 and $1,332 for the three and six months ended June 30, 2008, respectively, of which $679 is included in accounts receivable as of June 30, 2008.

Effective October 20, 2006, Mr. Kang began providing services to the Company as a consultant, which would have continued through December 31, 2009.  On December 31, 2007, the terms of the consulting agreement were accelerated whereby the remaining two years of Mr. Kang’s consulting fees were settled for $435.  The company incurred $0 in consulting fees for both the three and six months ended June 30, 2008 and $50 and $100 in consulting for the three months ended June 30, 2007, respectively, of which $0 is included in accounts receivable at June 30, 2008.

In December 2007, the Company entered into agreements with two holders of our convertible subordinated notes (the “January 2010 Notes”) and GM, a South Korean company formed by investor groups including our former Founder and director, James Kang, and the two holders, whereby GM would assume the liabilities due under the January 2010 Notes, including principal, interest, and fees due by our company to the two holders totaling $434 and the Company released obligations due from GM for outstanding trade accounts receivables.  In connection with the assumption of the liabilities by Grace Metal, warrants to purchase 179,620 shares of our common stock held by the holders were cancelled.

LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2008 and 2007

(in thousands, except share data)

(unaudited)

14.    Subsequent Event

On July 1, 2008, the Company issued $454 of new 8% Convertible Subordinated Notes Due January 2010 (the “New Notes”).  The New Notes were issued in satisfaction of accrued interest due under (i) the original 8% Convertible Subordinated Notes issued by the Company in January 2007 (the “Original Notes”) and (ii) 8% Convertible Subordinated Notes that were subsequently issued by the Company in satisfaction of interest due under the Original Notes through April 1, 2008 (the “Interest Notes”).   The Original Notes, Interest Notes, and New Notes all become due in January 2010, with monthly payments of 1/36th of the principal amount beginning on July 31, 2008.  The New Notes and the Interest Notes (but not the Original Notes) are subject to accelerated repayment in the event of any sale of company assets exceeding $5,000 (excluding sales of inventory in the ordinary course).  In addition, the New Notes and the Interest Notes (but not the Original Notes), may be redeemed by the holder if the Company receives financing involving an amount of $25,000 or more in net proceeds at any time.  The New Notes bear interest at 8% per annum with interest payable quarterly in arrears in cash and are subordinate to certain secured financing from commercial lenders incurred by us in the future.

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

This management’s discussion and analysis should be read in conjunction with the condensed consolidated financial statements and notes included elsewhere in this report on Form 10-Q.

This management’s discussion and analysis, as well as other sections of this report on Form 10-Q, may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “ project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or results, and undue reliance should not be placed on these statements. These risks and uncertainties include, but are not limited to, the matters discussed under the caption “Factors Affecting Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

We are a materials technology company that develops and commercializes products made from amorphous alloys.  Our Liquidmetal® family of alloys consists of a variety of coatings, powders, bulk alloys, and composites that utilize the advantages offered by amorphous alloy technology.  We develop, manufacture, and sell products and components from bulk amorphous alloys that are incorporated into the finished goods of our customers, and we also market and sell amorphous alloy industrial coatings.  We also partner with third-party licensees and distributors to develop and commercialize Liquidmetal alloy products.  We have the exclusive right to develop, manufacture, and sell what we believe are the only commercially viable bulk amorphous alloys.

Amorphous alloys are unique materials that are distinguished by their ability to retain a random atomic structure when they solidify, in contrast to the crystalline atomic structure that forms in ordinary metals and alloys when they solidify. Liquidmetal alloys possess a combination of performance, processing, and cost advantages that we believe makes them preferable to other materials in a variety of applications. The amorphous atomic structure of our alloys enables them to overcome certain performance limitations caused by inherent weaknesses in crystalline atomic structures, thus facilitating performance and processing characteristics superior in many ways to those of their crystalline counterparts. For example, our zirconium-titanium Liquidmetal alloys are approximately 250% stronger than commonly used titanium alloys, such as Ti-6Al-4V, but they have processing characteristics similar in many respects to plastics. We believe these advantages could result in Liquidmetal alloys supplanting other incumbent materials in a wide variety of applications. Moreover, we believe these advantages will enable the introduction of entirely new products and applications that are not possible or commercially viable with other materials.

Our revenues are derived from three principal operating segments: Liquidmetal alloy industrial coatings, Liquidmetal coatings application, and bulk Liquidmetal alloy products.  Liquidmetal alloy industrial coatings are used primarily as a protective coating for industrial machinery and equipment, such as drill pipe used by the oil drilling industry and boiler tubes used in coal-burning power plants. The historical operating information for fiscal year 2001 is based substantially on sales of Liquidmetal alloy coatings. In the second half of 2002, we began producing bulk Liquidmetal alloy components and products for incorporation into our customers’ finished goods. Liquidmetal coatings application is the service provided for applying Liquidmetal products as a protective coating.  Bulk Liquidmetal alloy segment revenue includes sales of parts or components of electronic devices, medical products, and sports and leisure goods, tooling and prototype parts (including demonstration parts and test samples) for customers with products in development, product licensing and arrangements, and research and development revenue relating primarily to defense and medical applications.  We expect that these sources of revenue will continue to significantly change the character of our revenue mix.

The cost of sales for our Liquidmetal coatings segment consists primarily of the costs of outsourcing our manufacturing to third parties. Consistent with our expectations, our cost of sales has been increasing over historical results as we further build our bulk Liquidmetal alloy business. Although we plan to continue outsourcing the manufacturing of our coatings, we will internally manufacture many products derived from our bulk Liquidmetal alloys.

Selling, general, and administrative expenses currently consist primarily of salaries and related benefits, stock-based compensation, travel, consulting and professional fees, depreciation and amortization, insurance, office and administrative expenses, stock-based compensation, and other expenses related to our operations.

Research and development expenses represent salaries, related benefits expense, depreciation of research equipment, consulting and contract services, expenses incurred for the design and testing of new processing methods, expenses for the development of sample and prototype products, and other expenses related to the research and development of Liquidmetal alloys. Costs associated with research and development activities are expensed as incurred. We plan to enhance our competitive position by improving our existing technologies and developing advances in amorphous alloy technologies. We believe that our research and development efforts will focus on the discovery of new alloy compositions, the development of improved processing technology, and the identification of new applications for our alloys.

In a connection to an equipment purchase agreement entered into with Grace Metal (“GM”), a South Korean corporation, effective June 1, 2007, we discontinued our post-processing operation in Weihai, China and transferred our manufacturing staff and equipment in Weihai to GM under an amendment to the equipment purchase agreement with GM.  Further, we transferred certain of our manufacturing staff from our South Korean plant to GM.  GM was formed by an investor group that includes the former Founder and director of our company, James Kang, who is also the brother of John Kang, Chairman of the Board of our company.  We have also changed the name of our South Korean subsidiary to Liquidmetal Technologies Korea Co., Ltd, which was formerly Liquidmetal Korea Co., Ltd.  GM will assume the name of Liquidmetal Korea to conduct business in South Korea.

On July 24, 2007, we transferred substantially all of the assets of our Liquidmetal alloy industrial coatings business to a newly formed, newly capitalized subsidiary named Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), and LMC assumed substantially all of the liabilities of the coatings business.   The transfer included the thermal spray coatings assets and liabilities acquired under a purchase agreement with Foster Wheeler Energy Services in June 2007.  We hold a 69.25% ownership interest in LMC.  The results of operation of LMC are consolidated and comprise our Liquidmetal alloy industrial coatings segment for financial reporting purposes.

The following discussion and analysis of our financial condition and results of operations focuses on the historical results of our continuing operations.

Critical Accounting Policies and Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  These estimates and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances.  Actual results could differ materially from these estimates under different assumptions or conditions.

We believe that the following accounting policies are the most critical to our condensed consolidated financial statements since these policies require significant judgment or involve complex estimates that are important to the portrayal of our financial condition and operating results:

•                  Exchange rate fluctuations

•                  Warranty accrual

•                  Allowance for doubtful accounts

•                  Inventories at lower of cost or net realizable value

•                  Deferred tax assets

•                  Valuation of derivatives of warrants and embedded conversion features

Our Annual Report on Form 10-K for the year ended December 31, 2007, contains further discussions on our critical accounting policies and estimates.

The company adopted Statement of Financial Accounting Standards No. 123, Share-Based Payment (“SFAS 123R”), on January 1, 2006. This new standard requires companies to expense the fair value of employee stock options and similar awards. The company adopted SFAS 123R using the modified prospective transition method. Therefore, stock based compensation expense measured in accordance with SFAS 123R was recorded during the first quarter of 2006, but the prior year consolidated statement of income was not restated. The adoption of SFAS 123R resulted in incremental expense of $0.1 and $0.3 million for the three and six months ended June 30, 2008, respectively, and $0.2 and $0.4 million for the three and six months ended June 30, 2007, respectively.

Results of Operations

Comparison of the three months ended June 30, 2008 and 2007

Revenue. Revenue decreased $2.6 million to $5.7 million for the three months ended June 30, 2008 from $8.3 million for the three months ended June 30, 2007.  The decrease consisted of a decrease of $2.4 million in sales and prototyping of parts manufactured from bulk Liquidmetal alloys to consumer electronics customers and royalties on products sold by our licensees, and a decrease of $0.4 million from the sales of our coating products as a result of a change in our customer concentration, offset by a increase of $0.2 from our royalties revenues on products sold by our licensees.

Cost of Sales. Cost of sales decreased to $4.6 million, or 82% of revenue, for the three months ended June 30, 2008 from $7.7 million, or 92% of revenue, for the three months ended June 30, 2007.  The decreases were a result of a continued change in revenue mix during the three months ended June 30, 2008, primarily from increased royalty revenues.  The cost to manufacture parts from our bulk Liquidmetal alloys is variable and differs based on the unique design of each product.  However, the cost of sales for the products sold by the coatings business segment is generally consistent because the Liquidmetal coatings products are produced by third parties and sold wholesale to various industries.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses decreased to $1.3 million, or 23% of revenue, for the three months ended June 30, 2008 from $2.5 million, or 30% of revenue, for the three months ended June 30, 2007. This decrease was primarily a result of decreases in professional fees of $0.7 million, a decrease in bad debt expense of $0.3 million and a decrease in rents and utilities expense of $0.3 million.

Research and Development Expenses. Research and development expenses remained at $0.3 million, or 5% of revenue, for the three months ended June 30, 2008 versus $0.3 million or 4% of revenue for the three months ended June 30, 2007.    Company continues to perform research and development of new Liquidmetal alloys and related processing capabilities, develop new manufacturing techniques, and contract with consultants to advance the development of Liquidmetal alloys.

Change in Value of Warrants.  Change in value of warrants increased to a gain of $1.3 million, or 23% of revenue, for the three months ended June 30, 2008 from a gain of $0.6 million, or 7% of revenue, for the three months ended June 30, 2007.  The change in value of warrants consisted of warrants issued from convertible notes and subordinated notes funded between 2004 and 2007 primarily as a result of fluctuations in our stock price.

Change in Value of Conversion Feature. Change in the value of our conversion feature liability from our convertible notes funded between 2004 and 2007 resulted in a gain of $1.2 million, or 22% of revenue, during the three months ended June 30, 2008 from a gain of $1.2 million, or 14% of revenue, for the three months ended June 30, 2007, primarily as a result of fluctuations in our stock price.

Other Income.  Other income increased to $0.2 million during the three months ended June 30, 2008, due to a write-off of one of the Company’s outstanding payables, from $49 thousand during the three months ended June 30, 2007, primarily from gain recognized from disposal of assets.

Interest Expense. Interest expense was $1.8 million, or 32% of revenue, for the three months ended June 30, 2008 and was $2.7 million, or 32% of revenue, for the three months ended June 30, 2007. Interest expense consists primarily of debt amortization and interest accrued on outstanding convertible and subordinated notes, borrowings under the April 2005 factoring, loan, and security agreement, and the Kookmin loan.  The decrease was due to decreased debt discount amortization during the three months ended June 30, 2008.

Interest Income.  Interest income was $1 thousand for the three months ended June 30, 2008 and was $46 thousand for the three months ended June 30, 2007 from interest earned on cash deposits.

Comparison of the six months ended June 30, 2008 and 2007

Revenue. Revenue decreased $1.0 million to $12.4 million for the six months ended June 30, 2008 from $13.4 million for the six months ended June 30, 2007.  The decrease consisted of a decrease of $1.5 million of sales and prototyping of parts manufactured from bulk Liquidmetal alloys to consumer electronics customers and royalties on products sold by our licensees, offset by an increase of $1.2 million from the sales of our coating solutions and an increase of $0.3 from our royalties revenues on products sold by our licensees.

Cost of Sales. Cost of sales decreased to $9.5 million, or 77% of revenue, for the six months ended June 30, 2008 from $14.1 million, or 105% of revenue, for the six months ended June 30, 2007.  The decreases were a result of a change in revenue mix during the three months ended June 30, 2008, primarily from increased royalty revenues.  The cost to manufacture parts from our bulk Liquidmetal alloys is variable and differs based on the unique design of each product.  However, the cost of sales for the products sold by the coatings business segment is generally consistent because the Liquidmetal coatings products are produced by third parties and sold wholesale to various industries.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses decreased to $3.2 million, or 26% of revenue, for the six months ended June 30, 2008 from $5.0 million, or 38% of revenue, for the six months ended June 30, 2007. This decrease was primarily a result of decreases in wages and expenses of $0.3 million, a decrease in bad debt expenses of $0.6 million and a decrease in professional fees expense of $0.8 million and a decrease in rents and utilities expenses of $0.1 million.

Research and Development Expenses. Research and development expenses slightly decreased to $0.5 million, or 4% of revenue, for the six months ended June 30, 2008 versus $0.6 million or 4% of revenue for the six months ended June, 2007.  The Company continues to perform research and development of new Liquidmetal alloys and related processing capabilities, develop new manufacturing techniques, and contract with consultants to advance the development of Liquidmetal alloys.

Loss from Extinguishments of Debts.  Loss from extinguishments of debts was $0.6 million or 5% of revenue for the six months ended June 30, 2007 due to the extinguishment of certain of our convertible and subordinated notes in January 2007.

Change in Value of Warrants.  Change in value of warrants decreased to a gain of $1.4 million, or 11% of revenue, for the six months ended June 30, 2008 from a gain of $4.3 million, or 32% of revenue, for the six months ended June 30, 2007.  The change in value of warrants consisted of warrants issued from convertible notes and subordinated notes funded between 2004 and 2007 primarily as a result of fluctuations in our stock price.

Change in Value of Conversion Feature. Change in the value of our conversion feature liability from our convertible notes funded between 2004 and 2007 resulted decreased to a gain of $1.5 million, or 12% of revenue, during the six months ended June 30, 2008 from a gain of $5.5 million, or 41% of revenue, for the six months ended June 30, 2007, primarily as a result of fluctuations in our stock price.

Other Expense.  Other expense increased to $17 thousand during the six months ended June 30, 2008 for costs of issuing shares of preferred units of our subsidiary.

Other Income.  Other income increased to $0.2 million during the six months ended June 30, 2008, due to a write-off of one of the Company’s outstanding payables, from $49 thousand during the six months ended June 30, 2007, primarily from gain recognized from disposal of assets.

Interest Expense. Interest expense was $3.4 million, or 27% of revenue, for the six months ended June 30, 2008 and was $5.5 million, or 41% of revenue, for the six months ended June 30, 2007. Interest expense consists primarily of debt amortization and interest accrued on outstanding convertible and subordinated notes, borrowings under the April 2005 factoring, loan, and security agreement, and the Kookmin loan.  The decrease was due to decreased debt discount amortization during the three months ended June 30, 2008.

Interest Income.  Interest income was $3 thousand for the six months ended June 30, 2008 and was $0.1 million for the six months ended June 30, 2007 from interest earned on cash deposits.

Liquidity and Capital Resources

Our cash provided by operating activities was $0.4 million for the six months ended June 30, 2008 and our cash used for operating activities was $6.4 million for the six months ended June 30, 2007.  Our working capital deficit decreased from $12.4 million at December 31, 2007 to $11.2 million at June 30, 2008.  The Company’s working capital deficit decrease of $1.2 million was primarily attributable to decrease in cash and cash equivalents of $1.0 million, decrease in trade account receivables of $1.0 million, offset by a decrease in warrant liabilities of $1.4 million, a decrease in conversion feature liabilities of $1.4 million, and other liabilities, current portion, of $0.3 million.

Our cash used in investing activities was $0.9 million for the six months ended June 30, 2008 for the acquisition of property and equipment and investments in patents and trademarks.

Our cash used for financing activities was $0.9 million for the six months ended June 30, 2008.  We paid net $0.4 million in borrowings from factoring agreement executed in April 2005 and a revolving loan agreement executed in July 2007.  We have $4.1 million available for future borrowings under the factoring agreement, which is contingent on approval of eligible receivables by the financing company and we have $0.7 million available for future borrowings under the revolving loan agreement.

On February 22, 2008, we received $1.7 million distribution from our majority owned subsidiary, Liquidmetal Coatings, LLC (“LMC”) from which it issued and sold $2.5 million in preferred membership units to two existing holders of LMC common membership units.  The preferred units issued by LMC have an accruing priority return of 14% per year that are priority over any distribution made by LMC and may be redeemed at any time within four years of issuance.  LMC has redeemed $0.2 million of the preferred units as of June 30, 2008.

We anticipate that we will not have sufficient funds to pursue our current operating plan beyond the third quarter of 2008 and we will therefore require additional funding.  We are actively seeking additional sources of capital and seeking to restructure and/or modify existing indebtedness.  The amount of funding that we seek and the timing of such fundraising efforts will depend on the extent to which we are able to increase revenues through obtaining additional purchase orders for our products and/or the extent to which we can restructure or modify our debt.  Because we cannot be certain that we will be able to obtain adequate funding from debt, equity, or other traditional financing sources, we are also actively exploring several strategic financing options, including the possible sale of our manufacturing plant in South Korea (which would then be replaced with a smaller facility) and additional licensing and outsourcing of our manufacturing operations.

We cannot guarantee that adequate funds will be available when needed, and if we do not receive sufficient capital, we may be required to alter or reduce the scope of our operations.

Additionally, we have approximately $1.2 million of principal and accrued interest outstanding as of June 30, 2008, under the 8% unsecured subordinated notes (the “Bridge Notes”), which were due August 17, 2007.  We intend to fully repay the amounts due under the Bridge Notes.  However, as of the filing of this report we do not have sufficient funds to repay the Bridge Notes.  As a result, we are currently in default under the Bridge Notes.   Such a default may have material adverse effect on our operations, financial condition, and results of operations. We have not received a formal notice of default and we are currently working to resolve this matter with investors holding our Bridge Notes.

We were required under our amended Security Purchase Agreement, dated April 23, 2007, between our company and holders of our 8% convertible subordinated notes due January 2010 (the “January 2010 Notes”), to repay outstanding debt under previously issued promissory notes, including the Bridge Notes (“Debt Satisfaction Covenant”) by October 1, 2007.  As we have not yet fully repaid our Bridge Notes, we are not in compliance with this covenant and are subject to default under the January 2010 Notes.  Such a default may have material adverse effect on our operations, financial condition, and results of operations. We have not received a formal notice of default under this covenant and we are currently working to resolve this matter.

On July 31, 2008, and at the end of each month thereafter, we will be required to redeem 1/36th of the principal amount of the January 2010 Notes in cash or, at our election, with shares of our common stock.  The ability to pay the redemption amounts with shares of common stock will be subject to specified conditions.  As of the filing of this report, we have obtained an agreement from a majority of the January 2010 Note holders to change the amortization date of the principal to September 30, 2008 and to change the redemption amount a teach amortization date to be 1/32nd of the principal amount.  Under the current conditions, we do not have the capital resources to redeem the January 2010 Notes with cash nor will we meet the specified condition that will enable us to redeem the January 2010 Notes with shares of our common stock.  If we cannot commence the scheduled principal payment in July, we will be subject to default under the January 2010 Notes.  Such a default may have material adverse effect on our operations, financial condition, and results of operations.

Contractual Obligations

The following table summarizes the Company’s obligations and commitments as of June 30, 2008:

		Payments Due by Period (in thousands)
Contractual Cash Obligations (1)	Total	Less Than 1 Year	1-3 Years	3-5 Years	Thereafter

Long-term debt (2)	$19,402	$7,275	$12,127	$—	$—
Long-term debt of consolidated subsidiary (2)	9,936	979	2,334	6,623	—
Short-term debt (3)	932	932	—	—	—
Short-term debt of consolidated subisidiary	834	834	—	—	—
Operating leases and rents	993	275	709	9	—
Consulting services payable	227	179	48	—	—
Foster Wheeler	150	150	—
Dongyang	11	11	—	—	—
Nichimen	315	315	—	—	—
	$32,800	$10,950	$15,218	$6,632	$—

  (1) Contractual cash obligations include Long-Term Debt comprised of $1,009 of Unsecured Subordinated Notes issued in 2006, $18,190 of Convertible Unsecured Notes issued in 2007, $203 of Kookmin Bank Loan, and $3,313 of Bank Midwest term loan, $6,623 of C3 Capital Partners Subordinated Notes, Short-Term Debt comprised of $932 outstanding advances received under factoring, loan, and security agreement, $833 of Bank Midwest revolving loan, and future minimum lease payments under capital and operating leases, and purchase commitments from consultants, payments due from assets purchased from Foster Wheeler thermal spray coatings business, payments due from our discontinued equipment manufacturing business, and minimum payments due under a distribution agreement.

(2) Does not include interest payments of $6,144; and un-amortized cash discount and discounts for conversion feature and warrants of $9,078 of our convertible notes.

(3) Does not include minimum interest and fee payments of $30.

Off Balance Sheet Arrangements

An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (1) made guarantees, (2) a retained a contingent interest in transferred assets, (3) an obligation under derivative instruments classified as equity, or (4) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the company, or that engages in leasing, hedging, or research and development arrangements with the company.

On June 26, 2006, we entered into a joint venture agreement with SAGA, SpA in Padova, Italy, (‘SAGA”) a specialist precision parts manufacturer.  The joint venture is named Liquidmetal SAGA Italy, Srl (“LSI”).  We also entered into an exclusive manufacturing license agreement for the eyewear industry with LSI.  Under the joint venture agreement, we have the option to buy an ownership interest in LSI, initially, of 19.9% to up to 50%.  In December 2006, we purchased 19.9% interest in the joint venture.  Under the licensing agreement, at any time following 18 months after the effective date of the agreement, LSI may exercise its option to sell us certain business assets including manufacturing equipment acquired under the joint venture.  During the year ended December 31, 2007, we recognized revenues of $0.7 million of Liquidmetal alloys sold to SAGA for use in the joint venture.  There were no revenues recognized from the joint venture during the six months ended June 30, 2008 and 2007.

Item 3 – Quantitative and Qualitative Disclosures about Market Risk

We are exposed to various market risks in conducting the business of the Company, and we anticipate that this exposure will increase as a result of our planned growth.  In an effort to mitigate losses associated with these risks, we may at times enter into derivative financial instruments, although we have not historically done so.  These may take the form of forward sales contracts, option contracts, foreign currency exchange contracts, and interest rate swaps.  We have not, and do not intend to, engage in the practice of trading derivative securities for profit.

Interest Rates.  We are exposed to market risks relating to changes in interest rates as our borrowings are subject to the volatility of interest rate risk.  Although we do not currently have any borrowings with variable interest rates, fluctuations in interest rates may have a negative impact to any future borrowings.

Commodity Prices.  We are exposed to price risk related to anticipated purchases of certain commodities used as raw materials by our businesses, including titanium and zirconium.  Although we do not currently enter into commodity future, forward, and option contracts to manage the fluctuations in prices of anticipated purchases, we may enter into such contacts in the future as our business grows and as our purchases of these raw materials increase.

Foreign Exchange Rates.  As a result of our operation of a manufacturing facility in South Korea, a substantial portion of our costs will be denominated in the South Korean won.  Consequently, fluctuations in the exchange rates of the South Korean won to the U.S. dollar will affect our costs of goods sold and operating margins and could result in exchange losses.  Although we do not currently enter into foreign exchange hedge transactions, we may do so in the future as our business grows.

Item 4T – Controls and Procedures

Evaluation of Disclosure Controls and Procedures.  In accordance with the final Release No. 33-8934 by the Security and Exchange Commission, which requires companies that are non-accelerated filers to include in their annual reports an attestation report of their independent auditors on internal control over financial reporting for fiscal years ending on or after December 15, 2009, we have elected not to include an attestation report of our independent auditor on our internal controls for our fiscal year ending December 31, 2008.  However, based on an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of June 30, 2008, the end of the period covered by this report, our Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures were effective.

Changes in Internal Controls.  During the quarter ended June 30, 2008, there was no change in our internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II

OTHER INFORMATION

Item 1 – Legal Proceedings

Department of Justice Investigation

In August 2006, the United States Department of Justice (“DOJ”) instituted a grand jury proceeding in the Middle District of Florida to investigate, among other things, alleged accounting improprieties in relation to certain of our business transactions and a personal stock transaction by our former chief executive officer (now Chairman).  The grand jury proceeding is based primarily upon the same underlying facts and circumstances as were alleged in a consolidated securities class action and two shareholder derivative actions filed in 2004 against us and certain of our former and current directors and officers, which were settled.  As previously disclosed, we were informed in October 2006 that three individuals, including our current Chairman, are targets in the ongoing investigation.  To date, subpoenas for the production of documents and/or grand jury testimony have been issued to us and several present and former officers and directors.  We are cooperating with the DOJ in its investigation.

Item 1A – Risk Factors

There have been no material changes to the risk factors that are included in our Annual Report on Form 10-K for the year ended December 31, 2007 that could affect our business, results of operations, or financial condition.

Item 3 - Defaults Upon Senior Securities

We have approximately $1.2 million of principal and accrued interest outstanding as of June 30, 2008, under the 8% unsecured subordinated notes (“Notes”), which were due August 17, 2007.  We intend to fully repay the amounts due under Notes.  However, as of the filing of this report we do not have sufficient funds to repay the Notes.  As a result, we are currently in default under the Notes.   Such a default may have material adverse effect on our operations, financial condition, and results of operations.  We have not received a formal notice of default and we are currently working to resolve this matter with investors holding our Notes.

Item 5 – Other Information

On July 1, 2008, the Company issued $0.4 million of new 8% Convertible Subordinated Notes Due January 2010 (the “New Notes”).  The New Notes were issued in satisfaction of accrued interest due under (i) the original 8% Convertible Subordinated Notes issued by the Company in January 2007 (the “Original Notes”) and (ii) 8% Convertible Subordinated Notes that were subsequently issued by the Company in satisfaction of interest due under the Original Notes through April 1, 2008 (the “Interest Notes”).   The Original Notes, Interest Notes, and New Notes all become due in January 2010, with monthly payments of 1/36th of the principal amount beginning on July 31, 2008.  The New Notes and the Interest Notes (but not the Original Notes) are subject to accelerated repayment in the event of any sale of company assets exceeding $5.0 million (excluding sales of inventory in the ordinary course).  In addition, the New Notes and the Interest Notes (but not the Original Notes), may be redeemed by the holder if the Company receives financing involving an amount of $25.0 million or more in net proceeds at any time.  The New Notes bear interest at 8% per annum with interest payable quarterly in arrears in cash and are subordinate to certain secured financing from commercial lenders incurred by us in the future.

On July 31, 2008, the Company obtained an agreement with the majority of the January 2010 Note holders to amend the January 2007 Note by changing the amortization date of the principal from July 31, 2008 to September 30, 2008 and to change the redemption amount at each amortization date from 1/36th to be 1/32nd of the principal amount.

Item 6 – Exhibits

The following documents are filed as an exhibit to this Report:

Exhibit Number	Description of Document

10.1	Form of Convertible Subordinated Note, dated April 1, 2008

10.2	Form of Convertible Subordinated Note, dated July 1, 2008

10.3	Form of letter dated, July 31, 2008, to extend to change the first redemption date and amount of the Convertible Subordinated Notes due January 2010.

31.1	Certification of the President and Chief Executive Officer, Larry Buffington, as required by Section 302 of Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer, Gerald Morrow, as required by Section 302 of Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer, Larry Buffington, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer, Gerald Morrow, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.
(Registrant)

Date: August 19, 2008	/s/ Larry Buffington
Larry Buffington
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 19, 2008	/s/ Gerald Morrow
Gerald Morrow
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

CONVERTIBLE SUBORDINATED NOTE

Issuance Date: April 1, 2008	Principal: U.S. $[	]

FOR VALUE RECEIVED, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [INSERT HOLDER] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of interest as determined pursuant to Section 2, from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Convertible Subordinated Note (including all Convertible Subordinated Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Subordinated Notes issued on January 3, 2007 (the “Original Date”) pursuant to the Securities Purchase Agreement (the “Original Notes”) or issued after January 3, 2007 in satisfaction of interest and/or other amounts owing by the Company to the holders of the Original Notes (the “Interest Notes”) (the Original Notes and Interest Notes are collectively referred to as the “Notes” herein, and any Notes other than this Note are collectively referred to as the “Other Notes”).  This Note is deemed to be issued pursuant to Section 2 of the Holder’s Original Note and is subject to the terms and provisions of the Securities Purchase Agreement.  Certain capitalized terms are defined in Section 29.

(1)           MATURITY AND AMORTIZATION PAYMENTS.

(a)           Payment on Maturity.  On January 3, 2010 (the “Maturity Date”), the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest, and following receipt of such payment, the Holder shall mark this Note as “Cancelled” and shall surrender such cancelled Note to the Company by courier, registered mail, or other traceable means.  Beginning on the first day of the eighteenth (18th) calendar month following the calendar month in which the Original Date occurs, the Company may, upon thirty (30) calendar days prior written notice to Holder and at the sole election of the Company, prepay this Note in whole or in part for a cash redemption price equal to One Hundred Five Percent (105%) of the the portion of the principal amount being redeemed plus all accrued and unpaid interest on the portion of the principal amount being redeemed, provided that following such notice the Holder may convert all or any part of the portion of the Note to be redeemed so long as the Company receives a duly executed Conversion Notice pursuant to Section 3 of this Note prior to the date on which prepayment is actually made.  Notwithstanding the foregoing, in the event that prior to the Maturity Date the Company completes a public or private equity or debt offering or an Asset Sale pursuant to which the Company receives aggregate cash proceeds (net of placement agent fees, underwriter’s discouns, and other similar fees or commissions, and net of transaction fees) in excess of Five Million Dollars ($5,000,000), but excluding financings for the purpose of purchasing capital assets, then any net proceeds from such transaction after payment in full of transaction expenses and the full payment of the Company’s 8% Unsecured Subordinated Notes Due 2007 shall, within five (5) Business Days of the Company’s receipt of such net proceeds, be paid to reduce the Principal and accrued but unpaid interest under this Note and the other Interest Notes (and if such net proceeds are insufficient to pay the Interest Notes in full, then such net proceeds will be paid to the holders of the Interest Notes on a pro rata basis in accordance with the then-outstanding Principal under the Interest Notes held by them).  For this purpose, an “Asset Sale” means any sale of assets by the Company in a single transaction or series of related transactions, other than (i) sales of inventory or other assets in the ordinary course of the Company’s business, (ii) sale of obsolete equipment.

(b)           Amortization Payments.  Beginning on July 31, 2008 and at the end of each month thereafter (each, an “Amortization Date”) until there is no outstanding Principal of this Note, the Company shall redeem $[            ] [1/36th of the original Principal amount of this Note] of this Note (each, an “Amortization Redemption Amount”).  If the Company is unable to redeem all Principal and Interest with respect to all Amortization Redemption Amounts on this Note and the Other Notes, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes subject to payment of an Amortization Redemption Amount on such Amortization Date pursuant to this Note and the Other Notes.

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(c)           Payment of Amortization Redemption Amount.  The Company shall pay the Amortization Redemption Amount in cash in accordance with the provisions of Section 12; provided, however, that if the Conditions to Amortization Conversion (as defined below) are satisfied or waived in writing by the Holder and the Company provides the Amortization Conversion Notice (as defined below), then the Company shall have the right to require the Holder to convert all or any such portion of the Amortization Redemption Amount designated in the Amortization Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the applicable provisions of Section 3(c)(i).  The Company may exercise its right to require conversion under this Section 1(c) by delivering at least 20 Trading Days prior to such Amortization Date a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent that specifically describes the portion of the Amortization Redemption Amount for this Note and the Other Notes that will be paid in Common Stock (the “Amortization Conversion Notice” and the date all of the holders received such notice is referred to as the “Amortization Conversion Notice Date”).  The Amortization Conversion Notice shall be irrevocable; provided; that if any of the Conditions to Amortization Conversion is not satisfied on the applicable Amortization Date or waived by the Holder, the Company will notwithstanding delivery of the Amortization Conversion Notice be required to pay the Amortization Redemption Amount in cash.  The conversion price applicable to an Amortization Conversion (the “Amortization Price”) that is being paid in Common Stock pursuant to this Section 1(c) shall be 90% of the Weighted Average Price of the Common Stock for the 20 consecutive Trading Days immediately preceding the Amortization Date.  For purposes of this Section 1(c), “Conditions to Amortization Conversion” means the following conditions: (i) the Common Stock shall be traded on the Principal Market, the NASDAQ Gobal Market or NASDAQ Capital Market, or the American Stock Exchange on the applicable Amortization Date, (ii) on the Amortization Date, either (x) the Registration Statement or Registration Statements contemplated by the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities (as defined in the Registration Rights Agreement) then outstanding, together with the Common Stock to be issued on such Amortization Date, in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, (iii) an Authorized Share Failure shall not be in effect on the Amortization Date; and (iv) any such payment of the Amortization Redemption Amount in Common Stock shall not consist of more than 20% of the total dollar volume traded in the Common Stock for the 20 Trading Days prior to the Amortization Date.

(d)           Special Redemption Right.  Within two (2) trading days after the closing of one or more Qualified Transactions resulting in $25,000,000 (Twenty Five Million Dollars) in aggregate proceeds after transaction expenses and placement agent or broker commissions or fees, the Company will notify the Holder of said closing (a “Transaction Notice”).  Upon the closing of the Qualified Transaction, the Holder may elect to have all or part of the outstanding principal amount of this Note and all accrued but unpaid interest thereunder redeemed within five (5) Trading Days of the Company’s receipt of written notice of the Holder’s election to effect such redemption.  In order to elect such redemption, the Holder must deliver written notice of redemption to the Company within twenty (20) Trading Days after its receipt of the Transaction Notice, and such written notice must be accompanied by the surrender of the originally executed Note, which must be marked “cancelled” (provided that in lieu of

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surrendering the Notes (if not fully redeemed), the Holder may deliver a certification to the Company affirming that the requisite principal amount of Notes is being forfeited as a result of such redemption, in which case the change in the Notes will be noted by book entry by the Company).  For purposes hereof, the term “Qualified Transactions” means (A) the sale of Liquidmetal Korea’s manufacturing facility in Pyong-Taek, Republic of Korea and that the appropriate authorities or banks in the Republic of Korea approve the transfer of such proceeds from Liquidmetal Korea to the Company and/or (B) the raising of capital in a debt or equity offering after the date hereof (subject to any restrictions or limitations thereon set forth in the Purchase Agreement or the Notes).

(2)           INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Calendar Quarter and on the Maturity Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being January 1, 2008.  Interest shall be payable on each Interest Date in cash at the rate of 8.00% per annum (the “Interest Rate”).  Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i).  From and after the occurrence of an Event of Default, the Interest Rate shall be increased so that the Interest Rate shall be twelve percent (12.00%) per annum.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) in increments of at least $50,000 of Principal (or such lesser amount if such amount represents the remaining Principal amount) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

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(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

(i)            “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus (B) accrued and unpaid Interest with respect to such Principal.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, $1.10.

(c)           Mechanics of Conversion.

(i)            Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the second Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (Y) if the Transfer Agent is not participating in DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii)           Company’s Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay liquidated damages to the Holder for each day of such Conversion Failure in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.  In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)          Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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(iv)          Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(d)           Limitations on Conversions.

(i)            Beneficial Ownership.  Unless waived by the Holder upon no less than sixty one (61) days prior written notice to the Company, the Company shall not effect any conversion of this Note pursuant to Section 3(a) to the extent that after giving effect to such conversion the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  Even if the Holder waives the limitation set forth in the preceding sentence, the Company shall in no event effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentences, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

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(ii)           Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock that the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes representing at least a majority of the principal amounts of the Notes then outstanding.  Until such approval or written opinion is obtained, no holders of Notes (the “Purchasers”) shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Original Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate principal amount of all Original Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”).  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)            the Company’s failure to pay to the Holder any amount of Principal or Interest when and as due under this Note if such failure continues for a period of at least five Business Days;

(ii)           the Company’s failure to pay to the Holder any amounts other than Principal or Interest when and as due under this Note, the Securities Purchase Agreement, or the

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Registration Rights Agreement, which failure is not cured within five Business Days after notice of such default sent by the Holder to the Company;

(iii)          any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined below) of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) other than with respect to any Other Notes and the Senior Indebtedness; provided that in the case of a payment default of such Indebtedness, such default is not cured within applicable cure periods; further provided that in the case of a non-payment default of such Indebtedness that has not resulted in an acceleration or redemption of such Indebtedness prior to its maturity, only upon acceleration or redemption of such Indebtedness;

(iv)          the Company shall fail to observe or perform any other material covenant or agreement contained in the Securities Purchase Agreement, which failure is not cured within ten Business Days after notice of such default sent by the Holder to the Company;

(v)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), or (D) makes a general assignment for the benefit of its creditors;

(vi)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case that remains undismissed for a period of 90 days, (B) appoints a Custodian of the Company or any of its Subsidiaries that remains undischarged or unstayed for a period of 90 days, or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vii)         a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

(viii)        any breach or failure to comply with Section 15 of this Note; or

(ix)           any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

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(b)           Redemption Right.  Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”).  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

(5)           RIGHTS UPON CHANGE OF CONTROL.

(a)           Change of Control.  Each of the following events shall constitute a “Change of Control”:

(i)            the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii)           the sale or transfer of all or substantially all of the Company’s assets; or

(iii)          a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).

(b)           Assumption.  Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common Stock or any successor resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding) to deliver to

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each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and satisfactory to the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding.  In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

(c)           Redemption Right.  At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending ten days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem; provided, however, that the Company shall not be under any obligation to redeem all or any portion of this Note or to deliver the applicable Change of Control Redemption Price unless and until the applicable Change of Control is consummated.  The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) the sum of (x) the product of (A) the Applicable Percentage (as defined below) and (B) the Conversion Amount being redeemed and (y) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment and (ii) the product of (x) the Applicable Percentage and (y) the sum of (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Share to be paid to the holders of the Common Shares upon consummation of the Change of Control (any such non-cash consideration in the form of securities to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price on the Trading Day immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment, (the “Change of Control Redemption Price”).  Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control.  For purposes of this Note, the term “Applicable Percentage” means 120% if the Change of Control is consummated on or before the first (1st) anniversary of the Original Date, 115% if the Change of Control is consummated after the first (1st) anniversary of the Original Date but on or before the second (2nd) anniversary of the Original Date, and 110% if the Change of Control is consummated at any time after the second (2nd) anniversary of the Original Date.

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(6)           RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)           Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)           Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(7)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”),

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then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount (rounded to the nearest cent) equal to the New Securities Issuance Price.  For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)            Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.  Notwithstanding anything in this Note to the contrary, in the event that the Company agrees to decrease the conversion price of any of its 7% Convertible Secured Promissory Notes due August 2007 in connection with an agreement by the holder of any such notes to convert the same, such decrease in the conversion price will not result in any adjustment to the Conversion Price pursuant to this Section 7(a) of this Note.

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(iii)          Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv)          Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing at least a majority of the principal amounts of the Notes then outstanding.  If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing at least a majority of the principal amounts of the Notes then outstanding.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company, on the hand, and the holders of the Notes, on the other hand.

(v)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase

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Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(9)           COMPANY’S RIGHT OF MANDATORY CONVERSION.  (a) Mandatory Conversion.  If at any time from and after the Issuance Date, the Weighted Average Price of the Common Stock exceeds 250% of the conversion price of the Original Notes as of the Original Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Original Date) for each of any 20 consecutive Trading Days (the “Mandatory Conversion Measuring Period”) and the Conditions to Mandatory Conversion (as set forth in Section 9(c)) are satisfied or waived in writing by the Holder, the Company shall have the right to require the Holder to convert all or any such portion of the Conversion Amount of this Note designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”).  The Company may exercise its right to require conversion under this Section 9(a) by delivering within not more than five Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders received such notice is referred to as the “Mandatory Conversion Notice Date”).  The Mandatory Conversion Notice shall be irrevocable.

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(b)           Pro Rata Conversion Requirement.  If the Company elects to cause a conversion of all or any portion of the Conversion Amount of this Note pursuant to Section 9(a), then it must simultaneously take the same action with respect to the Other Notes (except that the Company is not required to take the same action with respect to the Other Notes to the extent limited by Section 3(d) in this Note or similar provisions under the Other Notes).  If the Company elects to cause the conversion of this Note pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 9(a), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate principal amount of the Original Notes purchased by such holder pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate principal amount of the Original Notes purchased by all holders pursuant to the Securities Purchase Agreement (except to the extent limited by Section 3(d) in this Note or similar provisions under the Other Notes) (such fraction with respect to each holder is referred to as its “Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Conversion Amount”).  In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Allocation Percentage.  The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a), which Trading Day shall be at least 10 Business Days but not more than 60 Business Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to mandatory conversion from all of the holders of the Notes pursuant to this Section 9 (and analogous provisions under the Other Notes), (iii) each holder’s Pro Rata Conversion Amount of the Conversion Amount of the Notes the Company has elected to cause to be converted pursuant to this Section 9 (and analogous provisions under the Other Notes) and (iv) the number of shares of Common Stock to be issued to such Holder as of the Mandatory Conversion Date.  All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date.  If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

(c)           Conditions to Mandatory Conversion.  For purposes of this Section 9, “Conditions to Mandatory Conversion” means the following conditions: (i) during the period beginning on the date that is six months prior to the Mandatory Conversion Date and ending on and including the Mandatory Conversion Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts as set forth in Section 3(c)(i); (ii) on each day during the period beginning on the first Trading Day of the Mandatory Conversion Measuring Period and ending on and including the Mandatory Conversion Date, the Common Stock shall be traded on the Principal Market, the NASDAQ Global Market or Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, or the American Stock Exchange; (iii) on the Mandatory Conversion Date either (x) the Registration Statement or

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Registration Statements contemplated by the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (iv) on the Mandatory Conversion Date, an Authorized Share Failure shall not be in effect; and (v) any such payment of the Conversion Amount in Common Stock shall not consist of more than 20% of the total dollar volume traded in the Common Stock for the 20 Trading Days prior to the Mandatory Conversion Date.

(10)         NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11)         RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date.  Thereafter, the Company, so long as any of the Notes are outstanding, shall use commercially reasonable efforts to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).  The number of shares of Common Stock reserved for conversions of the Notes shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”).  In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)           Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as practicable use commercially reasonable efforts to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.

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(12)         HOLDER’S REDEMPTIONS.

(a)           Mechanics.  In the event that the Holder has sent an Event of Default Redemption Notice or a Change of Control Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Note to the Company.  If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice if such notice is received after the consummation of such Change of Control.  With respect to an Amortization Redemption, the Company shall deliver the applicable Amortization Redemption Amount to the Holder within five Business Days after the end of the applicable month for such Amortization Redemption.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder, at the Holder’s request, a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the Event of Default Redemption Price, the Change of Control Redemption Price, or the Amortization Redemption Amount (each, the “Redemption Price”), as applicable, to the Holder (or deliver any Common Stock to be issued pursuant to a Redemption Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Redemption Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Redemption Notice) has not been paid.  Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the Closing Bid Price on the date on which the Redemption Notice is voided.

(b)           Redemption by Other Holders.  Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(c) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the

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Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13)         SUBORDINATION TO SENIOR INDEBTEDNESS.

(a)           General.  The Company and the Holder covenant and agree that this Note shall be subject to the provisions of this Section 13 and to the extent and in the manner set forth in this Section 13, the indebtedness represented by this Note and the payment of Principal, Interest, the Redemption Price, and any redemption amount, liquidated damages, fees, expenses, or any other amounts in respect of this Note are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company now outstanding or hereinafter incurred.

(b)           No Payment if Default Under Senior Indebtedness.

(i)            [Intentionally left blank]

(ii)           No cash payment on account of Principal or Redemption Price of, or Interest on, this Note or any other payment payable with respect to this Note shall be made, and no portion of this Note shall be redeemed or purchased directly or indirectly by the Company, if at the time of such payment or purchase or immediately after giving effect thereto, (A) a default in the payment of principal, premium, if any, interest or other obligations in respect of any Senior Indebtedness having either an outstanding principal balance or a commitment to lend greater than $500,000 (“Designated Senior Debt”) occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness) (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or (B) the Company shall have received notice (a “Payment Blockage Notice”) from the holder or holders of Designated Senior Debt that there exists under such Designated Senior Debt a default, which shall not have been cured or waived, permitting the holder or holders thereof to declare such Designated Senior Debt due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of (a) the date such default shall have been cured or waived, or (b) the 180th day immediately following the Company’s receipt of such Payment Blockage Notice.  The Company shall resume payments on and distributions in respect of this Note, including any past scheduled payments of the principal of (and premium, if any) and interest on this Note to which the

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Holder would have been entitled but for the provisions of this Section 13(b)(ii) in the case of a Payment Default, within five (5) Business Days of the date upon which such Payment Default is cured or waived or ceases to exist (and if payment is made within such time period, any Event of Default with respect to such nonpayment shall be cured).  In addition, notwithstanding clauses (A) and (B) of this subsection (ii), unless the holders of Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt or there is a Payment Default, the Company shall resume payments on this Note within (5) Business Days after the end of each Payment Blockage Period.  In any consecutive 365-day period, there shall be (i) no more than three Payment Blockage Notices given in the aggregate on this Note and the Other Notes, irrespective of the number of defaults with respect to Designated Senior Debt during such period, and (ii) at least 90 days during which no Payment Blockage Period shall be in effect.

(c)           Payment upon Dissolution, Etc.  In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a “Proceeding”), the Holder agrees that such Holder shall, upon request of a holder of Senior Indebtedness, and at such holder of Senior Indebtedness’ own expense, take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the Holder shall not waive any claim in any Proceeding without the written consent of such holder.  If the Holder does not file a proper proof of claim or proof of debt in the form required in any Proceeding at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holder.

The Holder shall retain the right to vote and otherwise act with respect to the claims under this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that the Holder shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any of the lenders under the Senior Indebtedness established in any instruments or agreement creating or evidencing the Senior Indebtedness with respect to any of such collateral or guaranties, or (iii) contest the Holders’ obligations and agreements set forth in this Section 13.

Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full before the Holder shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the

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provisions of this Section 13 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder or any holders of the Notes.

(d)           Payments on Notes.  Subject to Sections 13(b) and 13(c), the Company may make regularly scheduled payments of the Principal of, or Interest on, this Note or any other payment payable with respect to this Note, if at the time of payment, and immediately after giving effect thereto, there exists no Payment Default or a Payment Blockage Period.

(e)           Certain Rights.  Nothing contained in this Section 13 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors including the holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance herewith.

(f)            Subrogation.  Subject to payment in full in cash of all Senior Indebtedness, the rights of the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full in cash; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the subordination provisions of this Section 13 shall, as between the Holder and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

(g)           Rights of Holders Unimpaired.  The provisions of this Section 13 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 13 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof (and premium, if any) and interest thereon, in accordance with the terms of this Note.

(h)           Holders of Senior Indebtedness.  These provisions regarding subordination will constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders have

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agreed in writing thereto.  The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provisions of this Section 13, (i) subject to the limitations set forth herein, increase the amount of, change the manner, terms or place of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend, modify, restate or supplement the same (provided that any such modified indebtedness continues to be constitute Senior Indebedness within the meaning of this Agreement), (ii) sell, exchange or release any collateral mortgaged, pledged or otherwise securing the Senior Indebtedness, (iii) release any Person liable in any manner for the Senior Indebtedness and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

(i)            Proceeds Held in Trust.  In the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) prohibited by the provisions hereof shall be received by the Holder before all Senior Indebtedness if paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness, as their respective interests may appear, as calculated by the Company, for application to, or to be held as collateral for, the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(j)            Blockage of Remedies.  During any Payment Default or any Payment Blockage Period, if an Event of Default has occurred and is continuing under this Note, the Holder will not commence or join with any creditor of the Company in asserting or commencing any proceedings to collect or enforce its rights hereunder or take any action to foreclose or realize upon the indebtedness hereunder for a period beginning on the date of such Event of Default and ending on the first to occur of (i) the date that is 180 days following the date that the holders of the Senior Indebtedness are notified of such Event of Default or (ii) the date such Payment Default is cured, waived or ceases to exist or the date such Payment Blockage Period ends, as the case may be; provided, however, that until all of the Senior Indebtedness shall have been paid in full in cash, any payments, distributions or proceeds received by the Holder resulting from the exercise of any action to collect or enforce any right or remedy available to the Holder shall be subject to the terms of this Note.

(k)           Subsequent Senior Indebtedness Requested Modifications.  In connection with the incurrence of any future Senior Indebtedness, the Holder agrees that it shall act reasonably and negotiate in good faith any modifications to the provisions of this Section 13 reasonably requested by the holder of such Senior Indebtedness; provided that nothing in this section shall restrict the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding from changing or amending this Section 13 pursuant to Section 17 hereof.

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(l)            Failure to Make Payment.  In the event that the Company is prohibited or restricted from making any payment required under under this Note by reason of the provisions of this Section 13, such prohibition or restriction shall not preclude the failure to make such payment from being an Event of Default under Section 4(a) of this Note.

(14)         VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Note.

(15)         RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a)           Rank.      All payments due under this Note (a) shall rank pari passu with all Other Notes (“Pari Passu Indebtedness”), (b) shall be subordinate in right of payment to the prior payment of all existing and future Senior Indebtedness and (c) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Senior Indebtedness and Pari Passu Indebtedness.

(b)           Incurrence of Senior Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness which shall rank senior to the Notes other than Senior Indebtedness.

(c)           Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.  As used herein, “Permitted Liens” means (i) Liens incurred to secure Senior Indebtedness, (ii) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, to the extent of Indebtedness incurred within thirty days for such acquisition, construction or improvement and incurred within thirty days of such acquisition, construction or improvement, (iii) purchase money Liens, or (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law.

(d)           Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, other than Senior Indebtedness or Pari Passu Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing.

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(16)         PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock (each, a “Distribution”), in each such case to the extent of the Distribution as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments (if any) under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17)         VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes provided such change or amendment is consented to by the Company, which such consent may be granted or withheld in the sole discretion of the Company.

(18)         TRANSFER.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(19)         REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

(20)                            REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)                            PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)                            CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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(23)                            FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)                            DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant.  The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)                            NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  Notwithstanding the foregoing, Section 4(i) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

(b)           Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company

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in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(26)                            CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)                            WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(28)                            GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(29)                            CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           “Approved Stock Plan” means any employee benefit, option or incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b)           “Bloomberg” means Bloomberg Financial Markets.

(c)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)           “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

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(e)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)            [Intentionally left blank]

(g)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(i)            “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes and the Other Notes; (iii) upon conversion of any Options or Convertible Securities which are outstanding on the Issuance Date, (iv) pursuant to or in connection with commercial credit arrangements, equipment lease financings, acquisitions of other assets or businesses, strategic transactions not primarily for financing purposes, or similar transactions into which the Company may enter with a non-affiliate.

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(j)            “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) off-balance sheet liabilities retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, and (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

(k)           “Issuance Date” means October 1, 2007.

(l)            “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(m)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n)           “Principal Market” means the OTC Bulletin Board.

(o)           “Registration Rights Agreement” means that certain Registration Rights Agreement, dated January 3, 2007, between the Company and the initial holders of the Interest Notes.

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(p)           “SEC” means the United States Securities and Exchange Commission.

(q)           “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated January 3, 2007, between the Company and the initial holders of the Original Notes pursuant to which the Company issued the Original Notes.

(r)            “Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable costs, enforcement expenses (including reasonable legal fees and disbursements, collateral protection expenses and other reimbursement or indemnity obligations relating thereto)), and all other obligations of the Company under (i) any of the agreements or instruments evidencing any Indebtedness of the Company and its Subsidiaries arising after the Original Date to an unaffiliated, third-party commercial lender (together with any renewals, refundings, refinancings or other extensions thereof) for purposes of purchasing equipment (which debt shall be secured only by the assets purchased with such financing), and (ii) Indebtedness secured by up to a maximum of eighty five percent (85%) of the Company’s accounts receivable and/or up to sixty percent (60%) of the value of the Company’s inventory.  For the avoidance of doubt, Senior Indebtedness shall not include the debt which is required to be paid by the Company pursuant to Section 4(i) of the Securities Purchase Agreement.

(s)           [Intentionally left blank]

(t)            “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(u)           [intentionally left blank]

(v)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly

30

announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
	Name:	Gerald E. Morrow
	Title:	Chief Financial Officer

EXHIBIT I

LIQUIDMETAL TECHNOLOGIES, INC.

CONVERSION NOTICE

Reference is made to the Convertible Subordinated Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned hereby certifies to the Company that the undersigned’s conversion of the amount set forth above in accordance with Section 3(a) of the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note; provided that if the undersigned has previously waived the 4.99% beneficial ownership limitation upon no less than sixty one (61) days prior written notice, the undersigned certifies to the Company that the undersigned’s conversion of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated January 3, 2007 from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

CONVERTIBLE SUBORDINATED NOTE

Issuance Date: July 1, 2008	Principal: U.S. $[ ]

FOR VALUE RECEIVED, LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [INSERT HOLDER] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of interest as determined pursuant to Section 2, from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  This Convertible Subordinated Note (including all Convertible Subordinated Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Subordinated Notes issued on January 3, 2007 (the “Original Date”) pursuant to the Securities Purchase Agreement (the “Original Notes”) or issued after January 3, 2007 in satisfaction of interest and/or other amounts owing by the Company to the holders of the Original Notes (the “Interest Notes”) (the Original Notes and Interest Notes are collectively referred to as the “Notes” herein, and any Notes other than this Note are collectively referred to as the “Other Notes”).  This Note is deemed to be issued pursuant to Section 2 of the Holder’s Original Note and is subject to the terms and provisions of the Securities Purchase Agreement.  Certain capitalized terms are defined in Section 29.

(1)           MATURITY AND AMORTIZATION PAYMENTS.

(a)           Payment on Maturity.  On January 3, 2010 (the “Maturity Date”), the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest, and following receipt of such payment, the Holder shall mark this Note as “Cancelled” and shall surrender such cancelled Note to the Company by courier, registered mail, or other traceable means.  Beginning on the first day of the eighteenth (18th) calendar month following the calendar month in which the Original Date occurs, the Company may, upon thirty (30) calendar days prior written notice to Holder and at the sole election of the Company, prepay this Note in whole or in part for a cash redemption price equal to One Hundred Five Percent (105%) of the the portion of the principal amount being redeemed plus all accrued and unpaid interest on the portion of the principal amount being redeemed, provided that following such notice the Holder may convert all or any part of the portion of the Note to be redeemed so long as the Company receives a duly executed Conversion Notice pursuant to Section 3 of this Note prior to the date on which prepayment is actually made.  Notwithstanding the foregoing, in the event that prior to the Maturity Date the Company completes a public or private equity or debt offering or an Asset Sale pursuant to which the Company receives aggregate cash proceeds (net of placement agent fees, underwriter’s discouns, and other similar fees or commissions, and net of transaction fees) in excess of Five Million Dollars ($5,000,000), but excluding financings for the purpose of purchasing capital assets, then any net proceeds from such transaction after payment in full of transaction expenses and the full payment of the Company’s 8% Unsecured Subordinated Notes Due 2007 shall, within five (5) Business Days of the Company’s receipt of such net proceeds, be paid to reduce the Principal and accrued but unpaid interest under this Note and the other Interest Notes (and if such net proceeds are insufficient to pay the Interest Notes in full, then such net proceeds will be paid to the holders of the Interest Notes on a pro rata basis in accordance with the then-outstanding Principal under the Interest Notes held by them).  For this purpose, an “Asset Sale” means any sale of assets by the Company in a single transaction or series of related transactions, other than (i) sales of inventory or other assets in the ordinary course of the Company’s business, (ii) sale of obsolete equipment.

(b)           Amortization Payments.  Beginning on July 31, 2008 and at the end of each month thereafter (each, an “Amortization Date”) until there is no outstanding Principal of this Note, the Company shall redeem $[            ] [1/36th of the original Principal amount of this Note] of this Note (each, an “Amortization Redemption Amount”).  If the Company is unable to redeem all Principal and Interest with respect to all Amortization Redemption Amounts on this Note and the Other Notes, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes subject to payment of an Amortization Redemption Amount on such Amortization Date pursuant to this Note and the Other Notes.

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(c)           Payment of Amortization Redemption Amount.  The Company shall pay the Amortization Redemption Amount in cash in accordance with the provisions of Section 12; provided, however, that if the Conditions to Amortization Conversion (as defined below) are satisfied or waived in writing by the Holder and the Company provides the Amortization Conversion Notice (as defined below), then the Company shall have the right to require the Holder to convert all or any such portion of the Amortization Redemption Amount designated in the Amortization Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the applicable provisions of Section 3(c)(i).  The Company may exercise its right to require conversion under this Section 1(c) by delivering at least 20 Trading Days prior to such Amortization Date a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent that specifically describes the portion of the Amortization Redemption Amount for this Note and the Other Notes that will be paid in Common Stock (the “Amortization Conversion Notice” and the date all of the holders received such notice is referred to as the “Amortization Conversion Notice Date”).  The Amortization Conversion Notice shall be irrevocable; provided; that if any of the Conditions to Amortization Conversion is not satisfied on the applicable Amortization Date or waived by the Holder, the Company will notwithstanding delivery of the Amortization Conversion Notice be required to pay the Amortization Redemption Amount in cash.  The conversion price applicable to an Amortization Conversion (the “Amortization Price”) that is being paid in Common Stock pursuant to this Section 1(c) shall be 90% of the Weighted Average Price of the Common Stock for the 20 consecutive Trading Days immediately preceding the Amortization Date.  For purposes of this Section 1(c), “Conditions to Amortization Conversion” means the following conditions: (i) the Common Stock shall be traded on the Principal Market, the NASDAQ Gobal Market or NASDAQ Capital Market, or the American Stock Exchange on the applicable Amortization Date, (ii) on the Amortization Date, either (x) the Registration Statement or Registration Statements contemplated by the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities (as defined in the Registration Rights Agreement) then outstanding, together with the Common Stock to be issued on such Amortization Date, in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws, (iii) an Authorized Share Failure shall not be in effect on the Amortization Date; and (iv) any such payment of the Amortization Redemption Amount in Common Stock shall not consist of more than 20% of the total dollar volume traded in the Common Stock for the 20 Trading Days prior to the Amortization Date.

(d)           Special Redemption Right.  Within two (2) trading days after the closing of one or more Qualified Transactions resulting in $25,000,000 (Twenty Five Million Dollars) in aggregate proceeds after transaction expenses and placement agent or broker commissions or fees, the Company will notify the Holder of said closing (a “Transaction Notice”).  Upon the closing of the Qualified Transaction, the Holder may elect to have all or part of the outstanding principal amount of this Note and all accrued but unpaid interest thereunder redeemed within five (5) Trading Days of the Company’s receipt of written notice of the Holder’s election to effect such redemption.  In order to elect such redemption, the Holder must deliver written notice of redemption to the Company within twenty (20) Trading Days after its receipt of the Transaction Notice, and such written notice must be accompanied by the surrender of the originally executed Note, which must be marked “cancelled” (provided that in lieu of

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surrendering the Notes (if not fully redeemed), the Holder may deliver a certification to the Company affirming that the requisite principal amount of Notes is being forfeited as a result of such redemption, in which case the change in the Notes will be noted by book entry by the Company).  For purposes hereof, the term “Qualified Transactions” means (A) the sale of Liquidmetal Korea’s manufacturing facility in Pyong-Taek, Republic of Korea and that the appropriate authorities or banks in the Republic of Korea approve the transfer of such proceeds from Liquidmetal Korea to the Company and/or (B) the raising of capital in a debt or equity offering after the date hereof (subject to any restrictions or limitations thereon set forth in the Purchase Agreement or the Notes).

(2)           INTEREST; INTEREST RATE.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Calendar Quarter and on the Maturity Date during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being January 1, 2008.  Interest shall be payable on each Interest Date in cash at the rate of 8.00% per annum (the “Interest Rate”).  Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i).  From and after the occurrence of an Event of Default, the Interest Rate shall be increased so that the Interest Rate shall be twelve percent (12.00%) per annum.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3)           CONVERSION OF NOTES.  This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a)           Conversion Right.  Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) in increments of at least $50,000 of Principal (or such lesser amount if such amount represents the remaining Principal amount) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

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(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

(i)            “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus (B) accrued and unpaid Interest with respect to such Principal.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, $1.10.

(c)           Mechanics of Conversion.

(i)            Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”).  On or before the second Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with Depository Trust Company (“DTC”) through its Deposit Withdrawal At Custodian system or (Y) if the Transfer Agent is not participating in DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(ii)           Company’s Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay liquidated damages to the Holder for each day of such Conversion Failure in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.  In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five (5) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii)          Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note.  The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

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(iv)          Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

(d)           Limitations on Conversions.

(i)            Beneficial Ownership.  Unless waived by the Holder upon no less than sixty one (61) days prior written notice to the Company, the Company shall not effect any conversion of this Note pursuant to Section 3(a) to the extent that after giving effect to such conversion the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  Even if the Holder waives the limitation set forth in the preceding sentence, the Company shall in no event effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentences, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

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(ii)           Principal Market Regulation.  The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock that the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes representing at least a majority of the principal amounts of the Notes then outstanding.  Until such approval or written opinion is obtained, no holders of Notes (the “Purchasers”) shall be issued, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Original Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate principal amount of all Original Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”).  In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(4)           RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)            the Company’s failure to pay to the Holder any amount of Principal or Interest when and as due under this Note if such failure continues for a period of at least five Business Days;

(ii)           the Company’s failure to pay to the Holder any amounts other than Principal or Interest when and as due under this Note, the Securities Purchase Agreement, or the Registration Rights Agreement, which failure is not cured within five Business Days after notice of such default sent by the Holder to the Company;

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(iii)          any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined below) of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement) other than with respect to any Other Notes and the Senior Indebtedness; provided that in the case of a payment default of such Indebtedness, such default is not cured within applicable cure periods; further provided that in the case of a non-payment default of such Indebtedness that has not resulted in an acceleration or redemption of such Indebtedness prior to its maturity, only upon acceleration or redemption of such Indebtedness;

(iv)          the Company shall fail to observe or perform any other material covenant or agreement contained in the Securities Purchase Agreement, which failure is not cured within ten Business Days after notice of such default sent by the Holder to the Company;

(v)           the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”),  or (D) makes a general assignment for the benefit of its creditors;

(vi)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case that remains undismissed for a period of 90 days, (B) appoints a Custodian of the Company or any of its Subsidiaries that remains undischarged or unstayed for a period of 90 days, or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vii)         a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

(viii)        any breach or failure to comply with Section 15 of this Note; or

(ix)           any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

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(b)           Redemption Right.  Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”).  Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

(5)           RIGHTS UPON CHANGE OF CONTROL.

(a)           Change of Control.  Each of the following events shall constitute a “Change of Control”:

(i)            the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii)           the sale or transfer of all or substantially all of the Company’s assets; or

(iii)          a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).

(b)           Assumption.  Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common Stock or any successor resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement (in form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding) to deliver to

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each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and satisfactory to the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding.  In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

(c)           Redemption Right.  At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending ten days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem; provided, however, that the Company shall not be under any obligation to redeem all or any portion of this Note or to deliver the applicable Change of Control Redemption Price unless and until the applicable Change of Control is consummated.  The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greater of (i) the sum of (x) the product of (A) the Applicable Percentage (as defined below) and (B) the Conversion Amount being redeemed and (y) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment and (ii) the product of (x) the Applicable Percentage and (y) the sum of (1) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Share to be paid to the holders of the Common Shares upon consummation of the Change of Control (any such non-cash consideration in the form of securities to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price on the Trading Day immediately prior to the public announcement of such proposed Change of Control) by (II) the Conversion Price plus (2) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed through the date of such redemption payment, (the “Change of Control Redemption Price”).  Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control.  For purposes of this Note, the term “Applicable Percentage” means 120% if the Change of Control is consummated on or before the first (1st) anniversary of the Original Date, 115% if the Change of Control is consummated after the first (1st) anniversary of the Original Date but on or before the second (2nd) anniversary of the Original Date, and 110% if the Change of Control is consummated at any time after the second (2nd) anniversary of the Original Date.

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(6)           RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)           Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)           Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(7)           RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)           Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”),

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then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount (rounded to the nearest cent) equal to the New Securities Issuance Price.  For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i)            Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share.  For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.  Notwithstanding anything in this Note to the contrary, in the event that the Company agrees to decrease the conversion price of any of its 7% Convertible Secured Promissory Notes due August 2007 in connection with an agreement by the holder of any such notes to convert the same, such decrease in the conversion price will not result in any adjustment to the Conversion Price pursuant to this Section 7(a) of this Note.

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(iii)          Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion,  exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv)          Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing at least a majority of the principal amounts of the Notes then outstanding.  If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing at least a majority of the principal amounts of the Notes then outstanding.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company, on the hand, and the holders of the Notes, on the other hand.

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(v)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)           Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(9)           COMPANY’S RIGHT OF MANDATORY CONVERSION.  (a) Mandatory Conversion.  If at any time from and after the Issuance Date, the Weighted Average Price of the Common Stock exceeds 250% of the conversion price of the Original Notes as of the Original Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Original Date) for each of any 20 consecutive Trading Days (the “Mandatory Conversion Measuring Period”) and the Conditions to Mandatory Conversion (as set forth in Section 9(c)) are satisfied or waived in writing by the Holder, the Company shall have the right to require the Holder to convert all or any such portion of the Conversion Amount of this Note designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”).  The Company may exercise its right to require conversion under this Section 9(a) by delivering within not more than five Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders received such notice is referred to as the “Mandatory Conversion Notice Date”).  The Mandatory Conversion Notice shall be irrevocable.

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(b)           Pro Rata Conversion Requirement.  If the Company elects to cause a conversion of all or any portion of the Conversion Amount of this Note pursuant to Section 9(a), then it must simultaneously take the same action with respect to the Other Notes (except that the Company is not required to take the same action with respect to the Other Notes to the extent limited by Section 3(d) in this Note or similar provisions under the Other Notes).  If the Company elects to cause the conversion of this Note pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 9(a), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate principal amount of the Original Notes purchased by such holder pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate principal amount of the Original Notes purchased by all holders pursuant to the Securities Purchase Agreement (except to the extent limited by Section 3(d) in this Note or similar provisions under the Other Notes) (such fraction with respect to each holder is referred to as its “Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Conversion Amount”).  In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Allocation Percentage.  The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a), which Trading Day shall be at least 10 Business Days but not more than 60 Business Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to mandatory conversion from all of the holders of the Notes pursuant to this Section 9 (and analogous provisions under the Other Notes), (iii) each holder’s Pro Rata Conversion Amount of the Conversion Amount of the Notes the Company has elected to cause to be converted pursuant to this Section 9 (and analogous provisions under the Other Notes) and (iv) the number of shares of Common Stock to be issued to such Holder as of the Mandatory Conversion Date.  All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date.  If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

(c)           Conditions to Mandatory Conversion.  For purposes of this Section 9, “Conditions to Mandatory Conversion” means the following conditions: (i) during the period beginning on the date that is six months prior to the Mandatory Conversion Date and ending on and including the Mandatory Conversion Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts as set forth in Section 3(c)(i); (ii) on each day during the period beginning on the first Trading Day of the Mandatory Conversion Measuring Period and ending on and including the Mandatory Conversion Date, the Common Stock shall be traded on the Principal Market, the NASDAQ Global Market or Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, or the American Stock Exchange; (iii) on the Mandatory Conversion Date either (x) the Registration Statement or

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Registration Statements contemplated by the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (iv) on the Mandatory Conversion Date, an Authorized Share Failure shall not be in effect; and (v) any such payment of the Conversion Amount in Common Stock shall not consist of more than 20% of the total dollar volume traded in the Common Stock for the 20 Trading Days prior to the Mandatory Conversion Date.

(10)         NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(11)         RESERVATION OF AUTHORIZED SHARES.

(a)           Reservation.  The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date.  Thereafter, the Company, so long as any of the Notes are outstanding, shall use commercially reasonable efforts to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”).  The number of shares of Common Stock reserved for conversions of the Notes shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”).  In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)           Insufficient Authorized Shares.  If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as practicable use commercially reasonable efforts to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.

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(12)         HOLDER’S REDEMPTIONS.

(a)           Mechanics.  In the event that the Holder has sent an Event of Default Redemption Notice or a Change of Control Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Note to the Company.  If the Holder has submitted an Event of Default Redemption Notice in accordance with Section 4(b), the Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice.  If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice if such notice is received after the consummation of such Change of Control.  With respect to an Amortization Redemption, the Company shall deliver the applicable Amortization Redemption Amount to the Holder within five Business Days after the end of the applicable month for such Amortization Redemption.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder, at the Holder’s request, a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Company does not pay the Event of Default Redemption Price, the Change of Control Redemption Price, or the Amortization Redemption Amount (each, the “Redemption Price”), as applicable, to the Holder (or deliver any Common Stock to be issued pursuant to a Redemption Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Redemption Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Redemption Notice) has not been paid.  Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the Closing Bid Price on the date on which the Redemption Notice is voided.

(b)           Redemption by Other Holders.  Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(c) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company’s receipt of the

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Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(13)         SUBORDINATION TO SENIOR INDEBTEDNESS.

(a)           General.  The Company and the Holder covenant and agree that this Note shall be subject to the provisions of this Section 13 and to the extent and in the manner set forth in this Section 13, the indebtedness represented by this Note and the payment of Principal, Interest, the Redemption Price, and any redemption amount, liquidated damages, fees, expenses, or any other amounts in respect of this Note are hereby expressly made subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company now outstanding or hereinafter incurred.

(b)           No Payment if Default Under Senior Indebtedness.

(i)            [Intentionally left blank]

(ii)           No cash payment on account of Principal or Redemption Price of, or Interest on, this Note or any other payment payable with respect to this Note shall be made, and no portion of this Note shall be redeemed or purchased directly or indirectly by the Company, if at the time of such payment or purchase or immediately after giving effect thereto, (A) a default in the payment of principal, premium, if any, interest or other obligations in respect of any Senior Indebtedness having either an outstanding principal balance or a commitment to lend greater than $500,000 (“Designated Senior Debt”) occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness) (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or (B) the Company shall have received notice (a “Payment Blockage Notice”) from the holder or holders of Designated Senior Debt that there exists under such Designated Senior Debt a default, which shall not have been cured or waived, permitting the holder or holders thereof to declare such Designated Senior Debt due and payable, but only for the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of (a) the date such default shall have been cured or waived, or (b) the 180th day immediately following the Company’s receipt of such Payment Blockage Notice.  The Company shall resume payments on and distributions in respect of this Note, including any past scheduled payments of the principal of (and premium, if any) and interest on this Note to which the

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Holder would have been entitled but for the provisions of this Section 13(b)(ii) in the case of a Payment Default, within five (5) Business Days of the date upon which such Payment Default is cured or waived or ceases to exist (and if payment is made within such time period, any Event of Default with respect to such nonpayment shall be cured).  In addition, notwithstanding clauses (A) and (B) of this subsection (ii), unless the holders of Designated Senior Debt shall have accelerated the maturity of such Designated Senior Debt or there is a Payment Default, the Company shall resume payments on this Note within (5) Business Days after the end of each Payment Blockage Period.  In any consecutive 365-day period, there shall be (i) no more than three Payment Blockage Notices given in the aggregate on this Note and the Other Notes, irrespective of the number of defaults with respect to Designated Senior Debt during such period, and (ii) at least 90 days during which no Payment Blockage Period shall be in effect.

(c)           Payment upon Dissolution, Etc.  In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a “Proceeding”), the Holder agrees that such Holder shall, upon request of a holder of Senior Indebtedness, and at such holder of Senior Indebtedness’ own expense, take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all its claims in any Proceeding, and the Holder shall not waive any claim in any Proceeding without the written consent of such holder.  If the Holder does not file a proper proof of claim or proof of debt in the form required in any Proceeding at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holder.

The Holder shall retain the right to vote and otherwise act with respect to the claims under this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension); provided that the Holder shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any of the lenders under the Senior Indebtedness established in any instruments or agreement creating or evidencing the Senior Indebtedness with respect to any of such collateral or guaranties, or (iii) contest the Holders’ obligations and agreements set forth in this Section 13.

Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full before the Holder shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the

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provisions of this Section 13 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder or any holders of the Notes.

(d)           Payments on Notes.  Subject to Sections 13(b) and 13(c), the Company may make regularly scheduled payments of the Principal of, or Interest on, this Note or any other payment payable with respect to this Note, if at the time of payment, and immediately after giving effect thereto, there exists no Payment Default or a Payment Blockage Period.

(e)           Certain Rights.  Nothing contained in this Section 13 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors including the holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance herewith.

(f)            Subrogation.  Subject to payment in full in cash of all Senior Indebtedness, the rights of the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full in cash; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the subordination provisions of this Section 13 shall, as between the Holder and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

(g)           Rights of Holders Unimpaired.  The provisions of this Section 13 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 13 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof (and premium, if any) and interest thereon, in accordance with the terms of this Note.

(h)           Holders of Senior Indebtedness.  These provisions regarding subordination will constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders have

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agreed in writing thereto.  The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provisions of this Section 13, (i) subject to the limitations set forth herein, increase the amount of, change the manner, terms or place of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend, modify, restate or supplement the same (provided that any such modified indebtedness continues to be constitute Senior Indebedness within the meaning of this Agreement), (ii) sell, exchange or release any collateral mortgaged, pledged or otherwise securing the Senior Indebtedness, (iii) release any Person liable in any manner for the Senior Indebtedness and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

(i)            Proceeds Held in Trust.  In the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) prohibited by the provisions hereof shall be received by the Holder before all Senior Indebtedness if paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness, as their respective interests may appear, as calculated by the Company, for application to, or to be held as collateral for, the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

(j)            Blockage of Remedies.  During any Payment Default or any Payment Blockage Period, if an Event of Default has occurred and is continuing under this Note, the Holder will not commence or join with any creditor of the Company in asserting or commencing any proceedings to collect or enforce its rights hereunder or take any action to foreclose or realize upon the indebtedness hereunder for a period beginning on the date of such Event of Default and ending on the first to occur of (i) the date that is 180 days following the date that the holders of the Senior Indebtedness are notified of such Event of Default or (ii) the date such Payment Default is cured, waived or ceases to exist or the date such Payment Blockage Period ends, as the case may be; provided, however, that until all of the Senior Indebtedness shall have been paid in full in cash, any payments, distributions or proceeds received by the Holder resulting from the exercise of any action to collect or enforce any right or remedy available to the Holder shall be subject to the terms of this Note.

(k)           Subsequent Senior Indebtedness Requested Modifications.  In connection with the incurrence of any future Senior Indebtedness, the Holder agrees that it shall act reasonably and negotiate in good faith any modifications to the provisions of this Section 13 reasonably requested by the holder of such Senior Indebtedness; provided that nothing in this section shall restrict the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding from changing or amending this Section 13 pursuant to Section 17 hereof.

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(l)            Failure to Make Payment.  In the event that the Company is prohibited or restricted from making any payment required under under this Note by reason of the provisions of this Section 13, such prohibition or restriction shall not preclude the failure to make such payment from being an Event of Default under Section 4(a) of this Note.

(14)         VOTING RIGHTS.  The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Note.

(15)         RANK; ADDITIONAL INDEBTEDNESS; LIENS.

(a)           Rank.      All payments due under this Note (a) shall rank pari passu with all Other Notes (“Pari Passu Indebtedness”), (b) shall be subordinate in right of payment to the prior payment of all existing and future Senior Indebtedness and (c) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Senior Indebtedness and Pari Passu Indebtedness.

(b)           Incurrence of Senior Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness which shall rank senior to the Notes other than Senior Indebtedness.

(c)           Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.  As used herein, “Permitted Liens” means (i) Liens incurred to secure Senior Indebtedness, (ii) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, to the extent of Indebtedness incurred within thirty days for such acquisition, construction or improvement and incurred within thirty days of such acquisition, construction or improvement, (iii) purchase money Liens, or (iv) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law.

(d)           Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, other than Senior Indebtedness or Pari Passu Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing.

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(16)         PARTICIPATION.  The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock (each, a “Distribution”), in each such case to the extent of the Distribution as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments (if any) under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(17)         VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes provided such change or amendment is consented to by the Company, which such consent may be granted or withheld in the sole discretion of the Company.

(18)         TRANSFER.  This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(19)         REISSUANCE OF THIS NOTE.

(a)           Transfer.  If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred.  The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)           Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

(c)           Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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(d)           Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

(20)         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(21)         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(22)         CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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(23)         FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(24)         DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant.  The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(25)         NOTICES; PAYMENTS.

(a)           Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.  Notwithstanding the foregoing, Section 4(i) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

(b)           Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company

26

in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(26)         CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(27)         WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(28)         GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(29)         CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)           “Approved Stock Plan” means any employee benefit, option or incentive plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b)           “Bloomberg” means Bloomberg Financial Markets.

(c)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)           “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

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(e)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)            [Intentionally left blank]

(g)           “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(i)            “Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes and the Other Notes; (iii) upon conversion of any Options or Convertible Securities which are outstanding on the Issuance Date, (iv) pursuant to or in connection with commercial credit arrangements, equipment lease financings, acquisitions of other assets or businesses, strategic transactions not primarily for financing purposes, or similar transactions into which the Company may enter with a non-affiliate.

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(j)            “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) off-balance sheet liabilities retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its subsidiaries, and (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

(k)           “Issuance Date” means October 1, 2007.

(l)            “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(m)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n)           “Principal Market” means the OTC Bulletin Board.

(o)           “Registration Rights Agreement” means that certain Registration Rights Agreement, dated January 3, 2007, between the Company and the initial holders of the Interest Notes.

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(p)           “SEC” means the United States Securities and Exchange Commission.

(q)           “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated January 3, 2007, between the Company and the initial holders of the Original Notes pursuant to which the Company issued the Original Notes.

(r)            “Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable costs, enforcement expenses (including reasonable legal fees and disbursements, collateral protection expenses and other reimbursement or indemnity obligations relating thereto)), and all other obligations of the Company under (i) any of the agreements or instruments evidencing any Indebtedness of the Company and its Subsidiaries arising after the Original Date to an unaffiliated, third-party commercial lender (together with any renewals, refundings, refinancings or other extensions thereof) for purposes of purchasing equipment (which debt shall be secured only by the assets purchased with such financing), and (ii) Indebtedness secured by up to a maximum of eighty five percent (85%) of the Company’s accounts receivable and/or up to sixty percent (60%) of the value of the Company’s inventory.  For the avoidance of doubt, Senior Indebtedness shall not include the debt which is required to be paid by the Company pursuant to Section 4(i) of the Securities Purchase Agreement.

(s)           [Intentionally left blank]

(t)            “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(u)           [intentionally left blank]

(v)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly

30

announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

31

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
	Name:	Gerald E. Morrow
	Title:	Chief Financial Officer

EXHIBIT I

LIQUIDMETAL TECHNOLOGIES, INC.

CONVERSION NOTICE

Reference is made to the Convertible Subordinated Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned hereby certifies to the Company that the undersigned’s conversion of the amount set forth above in accordance with Section 3(a) of the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note; provided that if the undersigned has previously waived the 4.99% beneficial ownership limitation upon no less than sixty one (61) days prior written notice, the undersigned certifies to the Company that the undersigned’s conversion of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated January 3, 2007 from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit 10.3

July 31, 2008

CONFIDENTIAL

Dear [INSERT HOLDER]:

This letter is being sent to you as a holder (a “Holder”) of one or more Convertible Subordinated Notes Due January 2010 (the “Notes”) which were issued by Liquidmetal Technologies, Inc. (the “Company”) from and after January of 2007.   The Company believes that it is advisable to amend Section 1(b) of the Note by changing the first Amortization Date (as defined in the Note) from July 31, 2008 to September 30. 2008 and by changing the Amortization Redemption Amount (as defined in the Note) to be paid on each Amortization Date to 1/32 of the original principal amount of the Note (rounded up to the next whole dollar).  In accordance with Section 17 of the Notes, the Company is seeking the written consent to such amendment from the holders of Notes representing a majority of the aggregate principal amount of the outstanding Notes.  Your signature below evidences your agreement to this amendment and shall represent your written consent for purposes of Section 17 of the Notes, and upon the Company’s receipt of such consents from the holders of a majority of the aggregate principal amount of the outstanding Notes, the amendment shall be deemed effective.

Please indicate your consent to the foregoing amendment by signing in the space provided below and returning a copy to the Company.

Sincerely,

John Kang
Chairman

AGREED TO AND ACKNOWLEDGED:

Name of Holder:
By:
Name:
Title:
Date:	, 2008

Exhibit 31.1

CERTIFICATION

I, Larry Buffington, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Liquidmetal Technologies, Inc. for the quarter ended June 30, 2008;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a-1f(f) and 15d-1f(f)) for the registrant and we have:

a)   Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)   Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)  Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)   All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonable likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 19, 2008	/s/ Larry E. Buffington
Larry E. Buffington
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Gerald Morrow, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Liquidmetal Technologies, Inc. for the quarter ended June 30, 2008;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) and internal control over financial reporting (as defined in Exchange Act Rules 13a-1f(f) and 15d-1f(f)) for the registrant and we have:

a)  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)  Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

a)  All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonable likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: August 19, 2008	/s/ Gerald Morrow
Gerald Morrow
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer of Liquidmetal Technologies, Inc. (the “Company”), hereby certifies, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008, (the “Report”) fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry E. Buffington
Larry Buffington, President and Chief Executive Officer
August 19, 2008

Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Liquidmetal Technologies, Inc. (the “Company”), hereby certifies, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2008, (the “Report”) fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gerald Morrow
Gerald Morrow, Chief Financial Officer
August 19, 2008